SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                              FORM 8-K


                        CURRENT REPORT
            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):
                         May 27, 1999



                                   GHS, INC.
      (Exact name of registrant as specified in its charter)



   Delaware              0-15586              52-1373960
(State or other        (Commission          (I.R.S.Employer
jurisdiction)          File Number)         Identification No.)


704 Broadway, Second Floor, New York, New York           10003
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (212) 358-4028


2400 Research Boulevard, Suite 325, Rockville, Maryland 20850 (Former name and former address, if changed since last report)

Item 1 Changes in Control of Registrant
and
Item 2. Acquisition of Disposition of Assets

            On May 27, 1999, GHS, Inc. ("GHS" or the "Company") acquired all of the membership interests of Change Your Life.com, LLC, a Delaware limited liability company ("CYL"), pursuant to a Contribution and Exchange Agreement (the "Exchange Agreement") dated as of May 20, 1999 by and among the Company, CYL, Anthony J. Robbins ("Robbins"), Robbins Research International Inc., a corporation controlled by Robbins ("RRI"), and CYL Development Holdings, LLC ("Development Holdings"). CYL was founded by Robbins and is engaged in the development of an online network for personal and professional improvement. Pursuant to the Exchange Agreement, GHS issued an aggregate of 99,059.338 shares of a newly-designated Series A Preferred Stock to the members of CYL in exchange for all of the membership interests in CYL. The shares of Series A Preferred Stock issued in connection with the Exchange are convertible into an aggregate of 30,708,395 shares of the Company's Common Stock (the "Common Stock") and vote on an as converted basis with the Common Stock. The Series A Preferred Stock is automatically converted on the later of (i) the next business day following the date of filing of a certificate of an amendment to the Company's Certificate of Incorporation that increases the number of authorized shares of Common Stock to a number sufficient to permit the conversion of all of the then outstanding shares of Series A Preferred Stock into shares of the Common Stock or (ii) the next business day following the record date for the spin-off dividend of the Company's U.S. NeuroSurgical subsidiary (the "USN Spin-Off"). The Company plans to spin-off its USN subsidiary to the holders of the Common Stock in the near future, and to take such actions as are required in order to increase the authorized shares of Common Stock.

            Robbins is internationally recognized as a leader in peak performance results coaching. He is an international best selling author of five books and his "Personal Power" audio program is the number-one personal and professional coaching system of all time with more than 30 million tapes bein used to transform lives worldwide. RRI, known as The Anthony Robbins
Companies, conducts training and coaching programs worldwide. Pursuant to a Content Provider Agreement and License ("Content Provider Agreement") effectiv as of April 23, 1999 between CYL, Robbins and RRI, CYL has exclusive rights to be the online source for Robbins' training courses, content and publications.

            As part of the transactions contemplated by the Exchange Agreement, the Board of Directors of the Company amended and restated the By-Laws of the Company (the "Restated By-Laws"). The Restated By-Laws provide that the Board of Directors shall consist of eight members and the initial members of the Board of Directors following the Company's acquisition of CYL shall be elected within 45 days of the CYL closing date, provided that the three-person Board of Directors existing prior to the closing date shall continue to exist until such time as all actions are taken which are required by applicable law to effect such provisions. With respect to such initial directors and at each subsequent election of Directors and for so long as Anthony J. Robbins or any of his affiliates shall hold in the aggregate at least 10% of the outstanding shares of Common Stock or Common Stock equivalents, (i) Robbins or such affiliates shall have the right to nominate three persons as Directors of the Company (the " Robbins Directors"), and (ii) a Nominating Committee consisting of the Directors (other than the Robbins Directors and the Company's Chief Executive Officer) and their respective successors shall have the right to nominate four persons as Directors of the Company and (iii) the eighth Director shall be the Company's Chief Executive Officer. If any Director is unable to serve or, once having commenced to serve, is removed or withdraws from the Board of Directors of the Company, the replacement of such Director on the Board of Directors of the Company will be nominated in accordance with the above-described procedures. In addition, the Restated By-Laws provide that during the term of the Content Provider Agreement referred to above, Robbins will have the right to approve of the selection of the Chief Executive Officer of the Company by the Board of Directors, provided that said right will expire if the entire interest in the Company (or successor thereto) obtained by Robbins and RRI in connection with the Exchange Agreement is transferred to any other party on an involuntary basis, e.g. through bankruptcy proceedings or pursuant to a court order.

            After giving effect to the issuance of the Series A Preferred Stock in connection with the Exchange Agreement and the Series B Preferred Stock and Series C Preferred Stock issued in connection with the private placement described below (See Item 5) and the Concept Development and The Learning Annex transactions, respectively, the Company will have outstanding 7,047,828 shares of Common Stock and shares of preferred stock which are convertible into 33,051,708 shares of Common Stock and which vote on an as converted basis with the Common Stock. As a result of such issuances by the Company, Robbins and his affiliates, will own approximately 57.4% of the voting power of the Company and Development Holdings will own approximately 19.1% of the voting power of the Company.

            On May 27, 1999, the Company acquired all of the outstanding capital stock of Concept Development, Inc. ("Concept Development") through a reverse triangular merger (the "Merger") pursuant to an Agreement and Plan of Reorganization dated as of May 27, 1999 among the Company, Concept Development, Concept Acquisition Corporation, a wholly-owned subsidiary of the Company, William Zanker ("Zanker") and Debbie Dworkin ("Dworkin"). Concept Development was formed in September 1996 to provide on-line general-interest continuing education courses on the Internet. In connection with the Merger, the Company issued an aggregate of 50,000 shares of a newly-designated Series C Preferred Stock to Dworkin, the sole stockholder of Concept Development (the "Merger
Shares"), in exchange for all of the outstanding capital stock of Concept Development. The shares of Series C Preferred Stock issued in the Merger are convertible into an aggregate of 500,000 shares of the Common Stock and vote on an as converted basis with the Common Stock. Each share of Series C Preferred Stock is automatically convertible into ten shares of Common Stock on the day following the record date for the USN Spin-Off.

            On May 27, 1999, in connection with the Merger, the Company entered into a Repurchase Agreement with Dworkin (the "Repurchase Agreement"), the sole stockholder of Concept Development prior to the Merger. Pursuant to the Repurchase Agreement, the Company has the right to repurchase the Merger Shares (the "Repurchase Option") issued to Dworkin in connection with the Merger if Zanker ceases to be employed by the Company, unless due to a Termination Without Cause (as defined in the Employment Agreement dated as of May 27, 1999 between the Company and Zanker) or in connection with a change in control of the Company after the change in control described herein. Commencing August 31, 1999, the number of Merger Shares subject to the Repurchase Option will be reduced, in equal quarterly increments ending in the quarter ending May 31, 2002, ultimately to zero.

Item 5.   Other Events

            On May 27, 1999, GHS completed a private placement of 178,582 shares (the "Shares") of a newly designated class of Series B Preferred Stock at a purchase price of $90 per share, resulting in net proceeds of approximately $15.1 million to the Company. Each share of Series B Preferred Stock is automatically convertible into 10 shares of Common Stock on the day following the record date for the USN Spin-Off.

            The Company plans to use the proceeds from the private placement to finance ongoing operations and for general corporate purposes. The Company has agreed to file a registration statement under the Securities Act of 1933 as promptly as practicable following the closing of the private placement covering the shares of common stock underlying the Series B Preferred Stock. The Shares were sold pursuant to an exemption from the registration requirements of the Securities Act of 1933.

            On May 27, 1999, the Company entered into an Option Agreement (the "Option Agreement") with The Learning Annex (as defined below) pursuant to which, among other things, the Company obtained the option to acquire The Learning Annex (the "Option"). The Learning Annex is a leading provider of continuing education courses in five cities in the United States and Canada. The Option is exercisable, on the terms and subject to the conditions in the Option Agreement, at any time from May 27, 1999 through May 27, 2004 at an exercise price based on a pre-negotiated price structure. The Company paid $75,000 on May 27, 1999 for the first year of the Option and is required to pay $125,000, $200,000, $500,000 and $750,000, respectively, to maintain the Option in each of the subsequent four years. In addition, the Company entered into an exclusive license agreement with The Learning Annex for the use of its intellectual property and the exclusive sale of certain of its merchandise. As consideration for the license, the Company paid cash and issued certain equity securities of the Company to The Learning Annex. "The Learning Annex" consists of Seligman Greer Communication Resources, Inc., a California corporation (d/b/a The Learning Annex of San Francisco), SGS Communication Resources, Inc., a California corporation (d/b/a The Learning Annex of Los Angeles), Seligman Greer Sandberg Enterprises, Inc., a California corporation (d/b/a The Learning Annex of San Diego), SGC Communication Resources LLC, a Delaware limited liability company (d/b/a The Learning Annex of New York), and Learning Annex Interactive LLC, a Delaware limited liability company (collectively "The Learning Annex").

            On May 27,  1999,  the Board of  Directors  elected  Beth  Polish as
President and Chief Operating Officer of the Company. Previously, from August 1998 through May 26, 1999, Ms. Polish, age 38, was a consultant to CYL. Prior to joining CYL, Ms. Polish was managing director of KPMG's new media consulting practice. From August 1995 through 1996, Ms. Polish was founding Chief Financial Officer and Senior Vice President Corporate Development for iVillage, Inc, a leading online women's network. For the three years prior, Ms. Polish was a Vice President at Bannon & Co., an investment bank specializing in media, entertainment and communications industries. Ms. Polish received an M.B.A. from Harvard Business School and an A.B. from Franklin & Marshall College.


Item 7.   Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired

            Any financial statements required by this item shall be filed by an amendment to this Form 8-K not later than 60 days after that this Form 8-K was required to be filed.

(b)         Pro Forma Financial Information

            Any pro forma financial information required by this item shall be filed by an amendment to this Form 8-K not later than 60 days after that this Form 8-K was required to be filed.

(c)         Exhibits**

Ex. No.     Description

2(a)        Contribution and Exchange Agreement dated as of May 20, 1999 among the Company, Change Your Life.com, LLC, Anthony J. Robbins, Robbins Research International Inc. and CYL Development Holdings, LLC

2(b)        Agreement and Plan of Reorganization dated as of May 27, 1999 among the Company, Concept Acquisition Corporation, Concept Development, Inc., William
 Zanker and Debbie Dworkin*

2(c)        Agreement of Merger dated as of May 27, 1999 between Concept
Acquisition Corporation and Concept Development, Inc.*

3(a)        Certificate of Designations for Series A Preferred
            Stock

3(b)        Certificate of Designations for Series B Preferred
            Stock

3(c)        Certificate of Designations for Series C Preferred
            Stock

3(d)        Amended and Restated By-Laws

10(a)       Content Provider Agreement and License effective as of April 23,
1999 between Change Your Life.com, LLC, Anthony J. Robbins and Robbins Research
 International Inc.*

10(b)       Escrow Agreement dated as of May 27, 1999 among the Company, Debbie
 Dworkin and State Street Bank and Trust Company*

10(c)       Repurchase Agreement dated as of May 27, 1999 between the Company and Debbie Dworkin*

10(d)       Employment Agreement dated as of May 27, 1999 between the Company and William Zanker

10(e)       Exclusive License and Marketing Agreement dated as of May 27, 1999 among the Company, Seligman Greer Communication Resources, Inc. ("Seligman"), SGS Communication Resources, Inc., Seligman Greer Sandberg Enterprises, Inc., SGC Communication Resources LLC and Learning Annex Interactive LLC*

10(f)       Option Agreement dated as of May 27, 1999 among the Company,
Seligman Greer Communication Resources, Inc., SGS Communication Resources, Inc., Seligman Greer Sandberg Enterprises, Inc., SGC Communication Resources
 LLC and Learning Annex Interactive LLC and certain shareholders and members, as applicable, of such entities other than the Company listed therein*

10(g)       Registration Rights Agreement dated as of May 27, 1999 among the
Company, Anthony J. Robbins, Robbins Research International Inc. and CYL Development Holdings, LLC

10(h)       Stockholders Agreement dated as of May 27, 1999 among the Company,
 Anthony J. Robbins, Robbins Research International Inc. and CYL Development Holdings, LLC

99(a)       Press Release issued May 28, 1999
--------------------------------------------------------------------
* Confidential treatment has been requested for certain portions of this exhibit. Omitted portions have been filed separately with the Commission.

** Except for Exhibits 2(a),(b) and (c) filed hereby, all other exhibits to this Form 8-K will be filed by amendment.

      SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      GHS, INC.



      By:    /s/ Beth Polish
            --------------------
      Name:       Beth Polish
     Title:       President


Dated:  June 10, 1999



258984

                                                                EXECUTION COPY
EXHIBIT 2(a)

                     CONTRIBUTION AND EXCHANGE AGREEMENT
                                 BY AND AMONG
                                  GHS, INC.,
                      CHANGE YOUR LIFE.COM, LLC ("CYL")
                             AND THE CYL MEMBERS




                                 May 20, 1999

            CONTRIBUTION AND EXCHANGE AGREEMENT dated as of May 20, 1999 (the "Agreement"), by and among GHS, INC., a Delaware corporation ("GHS"), CHANGE YOUR LIFE.COM, LLC, a Delaware limited liability company ("CYL"), and Anthony J. Robbins ("Robbins"), Robbins Research International Inc., a Nevada corporation ("RRI" and together with Robbins, the "Robbins Group"), and CYL Development Holdings, LLC ("Development Holdings" and collectively, with the Robbins Group, the "CYL Members").

            WHEREAS, CYL intends to harness the emotional and motivational power of leaders in the personal and professional improvement industry and serve as the hub and consistent interface for these personalities' online presence in order to launch the world's first and leading site of personal and professional improvement (the "Change Your Life Site");

            WHEREAS, CYL has had discussions with GHS with a view towards concluding an agreement by which CYL, through an exchange by it members of units in CYL for securities in GHS, would become a wholly-owned subsidiary of GHS;

         WHEREAS, the parties hereto desire to reduce said arrangements to written form;

          WHEREAS, the respective Boards of Directors of GHS and CYL have each determined that it is advisable and for the benefit and in the best interests of their companies and their respective securityholders that CYL be acquired by GHS by means of an exchange of CYL's membership units (the "Membership Units") for shares of GHS's Series A Preferred Stock (the "GHS Preferred Stock"), par value $.01 per share, having the terms for the Series A Preferred Stock described in
Exhibit 1.1 hereto (the " Preferred Stock Terms") and, subject to Section 2.1, warrants (the "GHS Warrants") to acquire shares of GHS common stock, par value $.01 per share (the "GHS Common Stock"), of like tenor (including cashless exercise) with GHS's presently outstanding warrants, on the terms and conditions hereinafter set forth (the "Exchange");

            WHEREAS, GHS has entered into a letter of intent with Concept Development, Inc. ("Concept") for the acquisition of Concept in exchange for cash and GHS Common Stock;

            WHEREAS, GHS shall sell certain of it voting equity securities to private investors (the "Private Investors") in a private placement which transaction will close at or prior to the closing of the Exchange;

            WHEREAS, GHS, the CYL Members, Concept and the Private Investors together have negotiated the terms of the resulting ownership of GHS and have determined the rights of each party with respect to such ownership;

            WHEREAS, for federal income tax purposes, it is intended that the Exchange and the related private placement and acquisition of Concept be treated as an integrated transaction which qualifies as a tax-free transaction under the provisions of Section 351 of the United States Internal Revenue Code of 1986, as amended ("the "Code");

            NOW, THEREFORE, in consideration of the premises, the mutual covenants, representations and warranties herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be bound hereby agree as follows:


ARTICLE 1.

                         THE CONTRIBUTION AND EXCHANGE

          SECTION 1.1. The Contribution and Exchange. Subject to the terms and conditions hereof, on the Effective Date (as defined in Section 1.3), the outstanding Membership Units shall be exchanged for shares of GHS Preferred Stock and, subject to Section 2.1, into GHS Warrants in accordance with the applicable provisions of this Agreement and the laws of the State of Delaware ("Delaware Law"). Following the Effective Date, CYL shall continue its limited liability company existence under Delaware Law as a wholly-owned subsidiary of GHS.

            SECTION 1.2.            Board of Directors and Members Meeting.

                       (a) CYL and the CYL Members. CYL and the CYL Members shall, as soon as practicable, take all action necessary in accordance with applicable law and its Certificate of Formation and Operating Agreement to approve the
Exchange and the transactions contemplated hereby.


                        (b)GHS. GHS shall, as soon as practicable, take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to approve the Exchange and the transactions contemplated hereby.


            SECTION 1.3.  Consummation of the Exchange; Effective Date.
 The Exchange shall become effective at such time (the "Effective Time") as the Closing shall have occurred in accordance with Section 2.3 (the date on which the Effective Time occurs, the "Effective Date").

ARTICLE 2.

                           EXCHANGE AND CANCELLATION
                                 OF SECURITIES

            SECTION 2.1. Conversion of Membership Units. As of the Effective Date, the CYL Members shall exchange all Membership Units issued and outstanding immediately prior to the Effective Date for shares of GHS Preferred Stock and GHS Warrants in such amounts as determined below. The GHS Preferred Stock issued to the CYL Members hereby shall be convertible into shares of GHS Common Stock in an aggregate amount which would represent 80% of the shares of GHS Common Stock outstanding as of the Effective Date after giving effect to the Exchange in a manner as shall be mutually acceptable to GHS and the CYL Members. The GHS Warrants issued to the CYL Members hereby shall be exercisable for shares of GHS Common Stock in an aggregate amount which would represent 80% of the shares of GHS Common Stock issuable upon the exercise of warrants and options of GHS outstanding as of the Effective Date after giving effect to the Exchange in a manner as shall be mutually acceptable to GHS and the CYL Members; provided, however, that, at their discretion, the CYL Members may elect to receive on the Effective Date in lieu of such GHS Warrants a number of shares of GHS Preferred Stock which is convertible into the number of shares of Common Stock for which the GHS Warrants would have been exercisable on a cashless basis. The calculations in the preceding two sentences shall exclude all securities issued in connection with the New Financing referred to in Section 9.1(c) and the Concept Transactions referred to in Section 8.4. As a result of the Exchange, GHS will become the sole holder of Membership Units of CYL. The GHS Preferred Stock and any GHS Warrants issuable hereunder are sometimes collectively referred to hereinafter as the "Exchange Consideration." Each Membership Unit so exchanged shall be entitled to receive its pro rata portion (the "Pro Rata Portion") of the Exchange Consideration.

            SECTION 2.2. Payment. As of the Effective Date, each holder of Membership Units issued and outstanding on the Effective Date shall receive the Pro Rata Portion of the Exchange Consideration for each Membership Unit as provided in Section 2.1 hereof. In connection with such payment, any certificate representing a Membership Unit shall be surrendered by each CYL Member.


            SECTION 2.3. Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article 9 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place, unless the parties shall otherwise agree, at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be no later than the business day after the satisfaction or waiver of the conditions to Closing contained in
Article 9 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) at the offices of Heller Ehrman White & McAuliffe, 711 Fifth Avenue, New York, New York 10022, unless another date or place is mutually agreed to by the parties (the "Closing Date").

ARTICLE 3.

                           ORGANIZATIONAL DOCUMENTS

            SECTION 3.1. Certificate of Formation and Operating Agreement of CYL. As of the Effective Date, the Certificate of Formation and Operating Agreement of CYL shall be in the forms attached hereto as Exhibit 3.1.

            SECTION 3.2. Certificate of Incorporation and By-laws of GHS. As of the Effective Date, the Certificate of Incorporation and By-laws of GHS shall be in the forms attached hereto as Exhibit 3.2.

            SECTION 3.3.           Board of Directors; Corporate Governance.
 In connection with the execution of this Agreement, certain parties will enter into a Stockholders Agreement in substantially the form of Exhibit 3.3 hereto (the "Stockholders Agreement"). The parties shall take such reasonable actions as are necessary to effect the agreements set forth in the Stockholders
Agreement and this Section 3.3 as soon as practicable following the Closing, including the appointment of a new Board of Directors of the Company as provided in the Stockholders Agreement.

ARTICLE 4.

                     CERTAIN PROVISIONS RELATING TO SHARES

            SECTION 4.1. Fractional Shares. Fractional shares of GHS Preferred Stock may be issued by GHS in the Exchange. The GHS Warrants shall not be exercisable for fractional shares of GHS Common Stock but shall be rounded to the nearest whole share. Each CYL Member's Pro Rata Portion of the Exchange Consideration is set forth on Schedule 4.1 hereto.


            SECTION 4.2.            Taking of Necessary Action; Further Action.
 GHS, CYL and the CYL Members shall each take all such action as may be necessary or appropriate in order to effectuate the Exchange as promptly as possible, subject to all of the terms and conditions hereof. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement GHS, CYL and the CYL Members agree to take, and shall take, all such action.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF CYL AND THE CYL MEMBERS

            Except as set forth in the Disclosure Schedule delivered by CYL to GHS prior to the execution of this Agreement and attached hereto (the "CYL Disclosure Schedule"), which shall identify exceptions by specific Section references, CYL hereby represents and warrants to GHS that:

            SECTION 5.1. Organization and Qualification; No Subsidiaries. CYL is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly organized, validly existing and in good standing, or to have such power and authority, or to be duly qualified and in good standing, as the case may be, would not have a CYL Material Adverse Effect. The term "CYL Material Adverse Effect" as used in this Agreement shall mean any event, change or effect that, individually or when taken together with all other such events, changes or effects, would be materially adverse to the condition (financial or otherwise), prospects, business, properties, assets, or operations of CYL. Except as disclosed in
Section 5.1 of the CYL Disclosure Schedule, CYL has no subsidiaries. Except as disclosed in Section 5.1 of CYL Disclosure Schedule, there are no corporations, partnerships or joint venture arrangements or other business entities in which CYL owns an equity interest.

            SECTION 5.2. Certificate of Formation and Operating Agreement. CYL is not in violation of any of the provisions of its Certificate of
Formation or Operating Agreement.


            SECTION 5.3       Capitalization.

                        There are 100 Membership Units issued and outstanding, all of which are duly subscribed for and fully paid. Except as described in this Section 5.3 or in Section 5.3 of CYL Disclosure Schedule, as of the date of this Agreement, no Membership Units are reserved for any other purpose. Except as set forth in Section 5.3 of the CYL Disclosure Schedule, CYL has not granted any options in, or any other rights to purchase, Membership Units and there are no such options or rights outstanding. Each CYL Member is the owner of record and beneficially of the number of Membership Units set forth in Schedule 4.1, which total amount equal all outstanding Membership Units. Set forth in Section 5.3 of the CYL Disclosure Schedule is a schedule showing in sufficient detail the amounts expended to date by Development Holdings in the organization of CYL, including a description of the uses of such expended amounts, which schedule shall also be updated through and delivered at the Closing.

                        Except as set forth in Section 5.3(a) above or otherwise contemplated hereby, as of the date of this Agreement, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which CYL is a party relating to the issued or unissued Membership Units or other securities of CYL, or obligating CYL to grant, issue or sell any Membership Units or other securities of CYL, by sale, lease, license or otherwise.
There are no obligations, contingent or otherwise, of CYL to (x) repurchase, redeem or otherwise acquire any Membership Units; or (y) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of CYL or any other person. As of the date of this Agreement, CYL neither owns nor has agreed to purchase or otherwise acquire, any capital stock of, or any interest convertible into or exchangeable or exercisable for, any capital stock of any corporation, partnership, joint venture or other business association or entity. Except as set forth in Section 5.3 of CYL Disclosure Schedule, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of CYL. There are no voting trusts, proxies or other agreements or understandings to which CYL is a party or relating to CYL with respect to the voting of Membership Units.

            SECTION 5.4. Authority. CYL has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each CYL Member has the legal right and capacity to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CYL and the CYL Members and the consummation by CYL of the transactions contemplated hereby have been duly authorized by all necessary action and no other proceedings on the part of CYL are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The holders of Membership Units have approved and adopted this Agreement and have approved the Exchange. This Agreement has been duly executed and delivered by CYL and the CYL Members and, assuming the due authorization, execution and delivery thereof by GHS, constitutes the legal, valid and binding obligation of CYL and the CYL Members, enforceable against CYL and the CYL Members in accordance with its terms.

            SECTION 5.5. No Conflict; Business Relationships; Required Filings and Consents.
                        The execution and delivery of this Agreement by CYL does not, and the performance of this Agreement by CYL and the CYL Members will not
(i) conflict with or violate the Certificate of Formation or Operating Agreement, in each case as amended or restated, of CYL, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment, arbitration award or decree (collectively, "Laws") or CYL Permit (as hereinafter defined) in effect as of the date of this Agreement and applicable to CYL or any CYL Member or by which any of their respective properties is bound or subject to or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of CYL or any CYL Member pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, order, decree, franchise or other instrument or obligation to which CYL or any CYL Member is a party or by which CYL or any CYL Member or any of their respective properties is bound or is subject.

                        No  supplier,  dealer or creditor of CYL (the  "Business
Relationships") has notified CYL, either orally or in writing, that such Business Relationships may take action which is reasonably likely to materially and adversely affect the condition (financial or otherwise), business, properties, assets, or operations, including sales, of CYL.

                        The execution and delivery of this Agreement by CYL and each CYL Member does not, and the performance of this Agreement by CYL and each CYL Member will not require CYL or any CYL Member to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority ("Governmental Entities").

            SECTION 5.6. Permits; Compliance. CYL is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders required to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "CYL Permits"), and, to the knowledge of CYL, there is no action, proceeding or investigation pending or threatened regarding suspension or cancellation of any CYL Permits, except where the failure to possess, or the suspension or cancellation of, such CYL Permits would not have a CYL Material Adverse Effect. CYL is not in conflict with, or in default or violation of (a) any Law, including but not limited to, Laws pertaining to the environment, occupational safety, employment matters and licensing or (b) any of CYL Permits, except for any such conflicts, defaults or violations which would not have a CYL Material Adverse Effect. CYL has not received from any Governmental Entity any written notification that CYL is in conflict with, or has defaulted or violated any Law or CYL Permit. For purposes of Section 5.6, an event or state of facts which would require CYL to pay for any purpose or incur as an obligation $25,000 (or $100,000 in the aggregate) is deemed to result in a "CYL Material Adverse Effect."

            SECTION 5.7. Financial Statements. CYL and its subsidiaries have not prepared any financial statements.

            SECTION 5.8. Absence of Certain Changes or Events. Except as set forth in Section 5.8 of the CYL Disclosure Schedule, during the period commencing April 21, 1999 and ending on the date of this Agreement, CYL and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been:
(i) any material damage, destruction or loss (not covered by insurance)
                              ------------------------------------
with respect to any material assets of CYL; (ii) any declaration, setting aside or payment of any dividends or distributions in respect of Membership Units or any redemption, purchase or other acquisition of, or issuance or sale of, any of CYL's securities; (iii) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any increases in the compensation payable or to become payable to directors, officers, employees or consultants of CYL (including the payment of any bonuses), except for increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice; (iv) sale, assignment or transfer of any material portion of its assets, except in the ordinary course of business, or cancellation of any material debts or claims, (v) incurring of any capital expenditures or any commitment therefor binding upon CYL which would cause the aggregate amount of all actual expenditures for CYL to exceed $100,000; or (vi) a CYL Material Adverse Effect.

            SECTION 5.9.  Absence of Litigation.  Except as disclosed in Section
5.9 of the CYL Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of CYL, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of CYL, threatened in writing against CYL or any properties or rights of CYL (except for claims, actions, suits, litigations, proceedings, arbitrations, or investigations which, individually or in the aggregate, would not reasonably be expected to have a CYL Material Adverse Effect) nor, to the knowledge of CYL, does there exist any basis therefor, and CYL is not subject to any continuing order of, consent decree, settlement agreement or other similar written continuing investigation by, or any judgment, order, writ, injunction, decree or award of, any Governmental Entity, court or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters which, individually or in the aggregate, would not have a CYL Material Adverse Effect. For purposes of this Section 5.9, "CYL Material Adverse Effect" is deemed to include any claim, action, suit, litigation, proceeding, arbitration or investigation which if decided against CYL would require the payment of $25,000 individually and $100,000 in the aggregate.

            SECTION 5.10.     Employee Matters.

                        Except as set forth in Section 5.10 of the CYL Disclosure Schedule, CYL is not a party to any collective bargaining agreement, employment agreement, retirement plans (whether qualified or non-qualified), deferred compensation or severance (except to the extent that accrued vacation and accrued sick days may be deemed to be severance under applicable law) agreement, consulting or advisory agreement, confidentiality agreement or covenant not to compete (except as set forth in this Agreement) relating to its employees or otherwise relating to its business.

                        CYL has complied in all material respects with all applicable laws, rules and regulations affecting the employment of labor, including, but not limited to, those relating to wages, hours, discrimination and the payment of social security, withholding and similar taxes, and is not liable for any arrears of wages or any penalties for failure to comply with any of the foregoing. There are no controversies pending or threatened between CYL and any of its employees, or any labor unions or collective bargaining unit representing or purporting to represent any of its employees.

            SECTION 5.11. Taxes. CYL has accurately prepared and timely filed all Returns (as defined in Section 12.3) which are required to be filed, except where the time to file has been extended and has paid, or made provision for the payment of, all Taxes (as defined in Section 12.3) which have become due pursuant to said Returns or pursuant to any assessment which has been received by it and except where the failure to do so would not have a CYL Material Adverse Effect. All such Returns are true and correct in all material respects. No Tax deficiency is outstanding against CYL.

            SECTION 5.12. Tax Matters. Neither CYL nor, to the knowledge of CYL, any of its affiliates has taken or agreed to take any action that would prevent the Exchange from qualifying under the provisions of Section 351 of the
 Code.


            SECTION 5.13. No Undisclosed Liabilities. Except as set forth in Section 5.13 of the CYL Disclosure Schedule, neither CYL nor any of its subsidiaries has any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) involving in excess of $25,000 in the aggregate, except liabilities under contracts or commitments described in Section 5.15 of the CYL Disclosure Schedule (but not
 liabilities for breaches thereof involving in

excess of $25,000 in the aggregate).

            SECTION 5.14. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CYL.


            SECTION 5.15. Material Contract and Absence of Defaults. Except as listed in Section 5.15 of the CYL Disclosure Schedule
"Material Contracts"), CYL does not have outstanding:


                        Any single contract providing for an expenditure by CYL in excess of $10,000 for the purchase of any real property, machinery, equipment or other items which are in the nature of capital investment or for the purchase of raw materials, supplies, component parts or other items which are in the nature of inventory;

                        Any contract, bid or offer to sell products or to provide services to third parties which (A) is pursuant to terms or conditions that CYL does not reasonably expect to satisfy or fulfill in its entirety, or
(B) which involves more than $10,000, or which, together with all other contracts, bids or offers to or with the same party or any affiliates parties involves more than $25,000;

                        Any lease of any personal property under which CYL is lessor requiring aggregate annual payments in excess of $10,000;

                        Any revocable or irrevocable power of attorney to any person, firm or corporation for any purpose whatsoever;

                        Any  loan   agreement,   indenture,   promissory   note,
conditional sales agreement, guarantee or other similar type of agreement that involves $10,000 or more; or

                        Any other material contract or commitment which is not cancelable on thirty (30) or less days' notice without further obligation on the part of CYL.

            CYL has provided to GHS true, correct and complete copies of all Material Contracts. CYL is not, nor has it received any notice that it is, or has any knowledge that any other party is, in default in any respect under any such Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default. CYL's Material Contracts comply with all applicable Laws.

            SECTION 5.16. Corporate and Members Approval. The Board of Directors of CYL, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the Directors then in office) or by unanimous written consent thereof, and the CYL Members, have approved the terms of this Agreement and the transactions contemplated hereby, including the Exchange.


            SECTION 5.17. Books and Records. The books of account and other financial records of CYL are in all material respects complete and correct, are maintained in accordance with good business practices and all Laws applicable to CYL. The minute books of CYL contain accurate records of all meetings, and accurately reflect all other corporate action of the shareholders and directors of CYL.


            SECTION 5.18. Properties. Except as disclosed in Section 5.18 of the CYL Disclosure Schedule, CYL (i) has good, clear and marketable title to all of its properties and assets which are, individually or in the aggregate, material to CYL's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all liens except statutory liens securing payments of Taxes or other liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in Section
5.18 of the CYL Disclosure Schedule or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to CYL's knowledge, the lessor and no event has occurred or fact exists which permit a lessor, now or with the passage of time, notice or an opportunity to cure, to seek a remedy under a lease and CYL is entitled to quiet enjoyment to its premises. CYL does not own any real property.

            SECTION 5.19 Environmental Matters. There has been no (a) release or threatened release of any hazardous substance, pollutant or contaminant as each such term presently is defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, resulting from any activity by or on behalf of CYL, including but not limited to, the generation, handling, storage, treatment, transportation or disposal of any hazardous substance, pollutant or contaminant from any location operated by CYL; (b) to the knowledge of CYL, past or future action taken or to be taken by any federal, state or local entity or by any private party under any federal, state or local statute, rule, regulation or guideline concerning the release of any hazardous substance, pollutant or contaminant into the soil, air, surface or subsurface waters or the environment in general from any location operated by CYL; and (c) claims or actions brought or which may be brought by any third party for damages occurring at or outside of any location operated by CYL resulting from the alleged release or threatened release of any hazardous substance, pollutant or contaminant by CYL or any predecessor in interest, including but not limited to, claims for health effects to persons, property damage and/or damage to natural resources; nor does CYL have any knowledge of any basis for any of the foregoing.

            SECTION 5.20. Intellectual Property.  Except as disclosed in Section
5.20 of the CYL Disclosure Schedule, CYL has sufficient title and ownership or other rights to all patents, trademarks, trade names, service marks, copyrights, trade secrets and other proprietary rights ("Intellectual Property Rights") necessary for or used in the conduct of its business as it is presently conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. CYL has not received any communication alleging that the Company has violated Intellectual Property Rights of any other person or entity. CYL and each CYL Member has no knowledge of any conflicting use of any of such Intellectual Property Rights.

            SECTION 5.21. Dealings with Affiliates. Section 5.21 of the CYL Disclosure Schedule sets forth a complete list, including the parties of all oral or written agreements and arrangements to which CYL is, will be or has been a party, at any time prior to the Effective Time, and to which any affiliate is also a party ("Related Party Transaction"). All Related Party Transactions are on terms no less favorable to CYL than what CYL could obtain on an arms' length basis from an unrelated party.

            SECTION 5.22. Insurance. Through the Closing Date, CYL will have adequate insurance contracts or policies in full force and effect which provide for coverages that are usual and customary as to the amount and scope in the business of CYL, except where failure to have such insurance policies or contracts would not have a CYL Material Adverse Effect.


            SECTION 5.23. Disclosure. No representation or warranty of CYL in this Agreement or any document, certificate or statement issued in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances in which they were made, not misleading.



ARTICLE 6.

                     REPRESENTATIONS AND WARRANTIES OF GHS

            Except as set forth in the Disclosure Schedule delivered by GHS to CYL prior to the execution of this Agreement and attached hereto (the "GHS Disclosure Schedule"), which shall identify exceptions by specific Section references, GHS hereby represents and warrants to CYL that:

            SECTION 6.1. Organization and Qualification; Subsidiaries. Each of GHS and its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and GHS and each subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly organized, validly existing and in good standing, or to have such power and authority, or to be duly qualified and in good standing, as the case may be, would not have an GHS Material Adverse Effect. The term "GHS Material Adverse Effect" as used in this Agreement shall mean any event, change or effect that, individually or when taken together with all other such events, changes or effects, would be materially adverse to the condition (financial or otherwise), prospects, business, properties, assets or operations of GHS and its subsidiaries, taken as a whole. Disclosed in Section
6.1 of GHS Disclosure Schedule are all corporations, partnerships or joint venture arrangements or other business entities in which GHS owns an equity interest.

            SECTION 6.2. Certificate of Incorporation and By-Laws. GHS has heretofore furnished to CYL complete and correct copies of the Certificate of
Incorporation and By-Laws, as amended or restated, of GHS. GHS is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

            SECTION 6.3.  Capitalization.  As of the date of this Agreement, the authorized capital stock of GHS consists of (a) 25,000,000 shares of GHS Common Stock and (b) 1,000,000 shares of preferred stock, par value $.01 per share ("GHS Preferred Shares"). As of date hereof: (i) 6,979,160 shares of GHS Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, GHS's Certificate of Incorporation or By-Laws or any agreement to which GHS is a party or is bound; (ii) no shares of GHS Common Stock were held in treasury and (iii) 659,000 shares of GHS Common Stock were reserved for future issuance pursuant to outstanding stock options and warrants issued to certain officers, employees, directors and other persons. Except as set forth in Section 6.3 of the GHS Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which GHS is a party relating to the issued or unissued capital stock or other securities of GHS, or obligating GHS to grant, issue or sell any capital stock or other securities of GHS, by sale, lease, license or otherwise. As of the date of this Agreement, no GHS Preferred Shares were issued and outstanding. Each of the outstanding shares of capital stock of, or other equity interests in, each of GHS's subsidiaries is duly authorized and validly issued and, if applicable, fully paid and nonassessable. The shares of GHS Preferred Stock to be issued pursuant to the Exchange have been duly authorized and, when issued in accordance with the Exchange, will be validly issued, fully paid and nonassessable, provided that GHS and CYL are aware that GHS does not have sufficient number of authorized unissued shares of GHS Common Stock for issuance upon the conversion of all of the GHS Preferred Stock. The GHS Warrants to be issued pursuant to the Exchange will, prior to the Closing, have been duly authorized and, when the GHS Warrants are exercised in accordance with the terms thereof, the shares of Common Stock issuable upon exercise thereof will be validly issued, fully paid and nonassessable.

            SECTION 6.4. Authority. GHS has all requisite corporate power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by GHS and the consummation by GHS of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of GHS are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by GHS and, assuming the due authorization, execution and delivery thereof by CYL, constitutes a legal, valid and binding obligation of GHS enforceable against GHS in accordance with its terms.

            SECTION 6.5.      No Conflict; Required Filings and Consents.

                        The execution and delivery of this Agreement by GHS does not, and the performance of this Agreement by GHS and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the Certificate of Incorporation or By-Laws, or the equivalent organizational documents, in each case as amended or restated, of GHS or any of GHS's subsidiaries, (ii) conflict with or violate any Laws or GHS Permits (as hereafter defined) applicable to GHS or any of GHS's subsidiaries or by which any of their respective properties is bound or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of GHS or any of GHS's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, order, decree, franchise or other instrument or obligation to which GHS, or any of GHS's subsidiaries is a party or by which GHS or any of GHS's subsidiaries or any of their respective properties is bound or subject to, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation or liens or encumbrances described in clause (iii) that would not have an GHS Material Adverse Effect.

                        The execution and delivery of this Agreement by GHS and the consummation by GHS of the transactions contemplated hereby do not, and the performance of this Agreement by GHS will not require GHS to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except, with respect to the USN Spin-off contemplated by Section 7.3(c) and the change in the members of the Board of Directors pursuant to Section 3.3, for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws").

            SECTION 6.6. Permits;  Compliance.  Each of GHS and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification numbers, approvals and orders (collectively, the "GHS Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, and there is no action, proceeding or investigation pending or, to the knowledge of GHS, threatened regarding suspension or cancellation of any of the GHS Permits, except where the failure to possess, or the suspension or cancellation of, such GHS Permits would not have an GHS Material Adverse Effect. Neither GHS nor any of its subsidiaries is, or has been since January 1, 1996, in conflict with, or in default or violation of (a) any Law by which any of them or any of their respective properties is bound or subject to or (b) any of the GHS Permits, except for any such conflicts, defaults or violations which would not have an GHS Material Adverse Effect.

            SECTION 6.7.      GHS Reports; Financial Statements.

                        Since January 1, 1996, GHS and its subsidiaries have timely filed (i) all forms, reports, statements and other documents required to be filed with (A) the SEC, including, without limitation (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "GHS SEC Reports") and (B) any other applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have an GHS Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 6.7(a) being referred to herein, collectively, as the "GHS Reports"). The GHS Reports, including all GHS Reports filed after the date of this Agreement and prior to the Effective Date (x) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the GHS SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder applicable to such GHS SEC Reports) and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the GHS SEC Reports filed prior to, on or after the date of this Agreement (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except, with respect to GHS SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of GHS and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments.

                        Except as disclosed in the GHS SEC Reports filed prior to the date of this Agreement, as contemplated by this Agreement and as disclosed in Section 6.8 of the GHS Disclosure Schedule, since December 31, 1998, GHS and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any material damage, destruction or loss (not covered by insurance) with respect to any material assets of GHS or any subsidiary; (ii) any declaration, setting aside or payment of any dividends or distributions in respect of GHS Common Stock or any redemption, purchase or other acquisition of, or issuance or sale of, any of GHS's securities; (iii) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any increases in the compensation payable or to become payable to directors, officers, employees or consultants of GHS (including the payment of any bonuses), except for increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice; (iv) sale, assignment or transfer of any material portion of its assets, except in the ordinary course of business, or cancellation of any material debts or claims; or (v) a GHS Material Adverse Effect

            SECTION 6.8. Absence of Litigation. Except as disclosed in the GHS SEC Reports filed prior to the date of this Agreement, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of GHS, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of GHS, threatened in writing against GHS or any of its subsidiaries or any properties or rights of GHS or any of its subsidiaries (except for claims, actions, suits, litigations, proceedings, arbitrations or investigations which, individually or in the aggregate, would not reasonably be expected to have an GHS Material Adverse Effect), and neither GHS nor any of its subsidiaries is subject to any continuing order of, consent decree, or, to the knowledge of GHS, continuing investigation by, or any judgment, order, writ, injunction, decree or award of, any Governmental Entity, court or arbitrator, including, without limitation, cease-and-desist or other orders, except for such matters which would not reasonably be expected to have an GHS Material Adverse Effect.

            SECTION 6.9. Tax Matters. To the knowledge of GHS, neither GHS nor any of its affiliates has taken or agreed to take any action that would prevent the Exchange from constituting a tax free transaction qualifying under the provisions of Section 351 of the Code.
                                     ----------

            SECTION 6.10. Taxes. Except for such matters that would not have an GHS Material Adverse Effect and except as disclosed in Section 6.10 of the GHS Disclosure Schedule, (a) GHS and its subsidiaries have timely filed or will timely file all Returns or reports required to be filed by any of them with any taxing authority with respect to Taxes for any period ending on or before the Effective Date, taking into account any extension of time to file, granted to or obtained on behalf of GHS or its subsidiaries, (b) such Returns and reports are true and correct, (c) all Taxes shown to be payable on such Returns or reports and all other Taxes of GHS or any of its subsidiaries that are due prior to the Effective Date have been paid or will be paid when due, (d) as of the date hereof, no deficiency for any Tax of a material amount has been asserted or assessed by a taxing authority against GHS or its subsidiaries, (e) all liability for Taxes of GHS or its subsidiaries that are or will become due or payable with respect to periods or partial periods covered by the financial statements referred to in Section 6.7(b) hereof have been timely paid or are being contested in good faith and are adequately reserved for on such financial statements and (f) no Tax Return or reports of GHS or any of its subsidiaries have been or are under current or pending examination and neither GHS nor any of its subsidiaries has received notice of any threatened examination. GHS has been with its subsidiaries a member of a group filing consolidated or combined Returns. Neither GHS nor any subsidiary has any liability for Taxes of any other person under Treasury regulations section 1.1502-6, as a transferee or successor, by contract or otherwise.

            SECTION 6.11. Brokers. Except as set forth in Section 6.11 of the GHS Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of GHS.
                              -------

            SECTION 6.12. Books and Records. The books of account and other financial records of GHS and its subsidiaries are in all material respects complete and correct, are maintained in accordance with good business practices and all Laws applicable to GHS, and are accurately reflected in the consolidated financial statements of GHS contained in the GHS SEC Reports. The minute books of GHS contain accurate records of all meetings, and accurately reflect all other corporate action of the
                              -----------------
shareholders and directors of GHS.

            SECTION 6.13. No Undisclosed Liabilities. To the knowledge of GHS, there are no liabilities of GHS or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinabl or otherwise, other than:
                              --------------------------

                        Liabilities disclosed or provided for in the consolidated financial statements contained in the GHS SEC Reports; and

                        Liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1998.

            SECTION 6.14. Related Party Transactions. Except as disclosed in the GHS SEC Reports filed prior to the date of this Agreement, since January
 1, 1996 there have been no oral or written agreements, arrangements or transactions between GHS or any of its subsidiaries on the one hand, and any affiliate of GHS or any of its subsidiaries on the other hand ("GHS
Related Party Transactions").  All GHS Related Party Transactions are on
 terms no less favorable to GHS than what GHS could obtain on
                              --------------------------
an arms' length basis from an unrelated party

            SECTION 6.15. Disclosure. To the knowledge of GHS, no representation or warranty of GHS in this Agreement or in any document, certificate or statement issued in connection herewith contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein and therein in light of the circumstances in which they were made, not misleading.
                              ----------

ARTICLE 7.

                                   COVENANTS

            SECTION 7.1.      Affirmative Covenants of CYL.

                      CYL hereby covenants and agrees that, during the period commencing on the date hereof and continuing until the Effective Time unless otherwise expressly contemplated by this Agreement or consented to in writing by GHS, it will:

                       operate its business only in the usual and ordinary course consistent with past practices;

                       use its best efforts to preserve substantially intact its business organizations, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers, and otherwise operate its business in a manner that breaches no Material Contract (as defined);

                       use its best efforts to maintain and keep its business relationships intact and unimpaired, and its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted;

                       use its best efforts to keep in full force and effect insurance comparable in amount and scope of coverage that is usual and customary for businesses of the type in which CYL is engaged, except where failure to have such insurance would not have a CYL Material Adverse Effect; provided, however, that in the event CYL deems it necessary to take certain actions that would otherwise be proscribed by clauses (i) -
      (iv) of this Section 7.1, CYL shall consult with GHS which shall consider in good faith CYL's request to take such action and not unreasonably withhold its consent for such action; and

                       promptly advise GHS of the commencement or threat (to the extent that such threat comes to its knowledge) of any claim, action, suit, proceeding or investigation against, relating to or involving it or any of its directors, officers, employees, agents or consultants in connection with its business or the transactions contemplated hereby.

                        CYL will make its membership records and lists available to the extent reasonably necessary to effectuate the intent of this Agreement.

            SECTION 7.2. Negative Covenants of CYL. Except as expressly contemplated by this Agreement, or otherwise consented to in writing by GHS, from the date of this Agreement until the Effective Date, CYL will no do any of the following:
                                    -------------------------

                        (i) Increase the compensation payable to or to become payable to any director or officer (by making a bonus payment or otherwise),
(ii) grant any severance or termination pay (other than pursuant to the normal severance policy of CYL or its subsidiaries as in effect on the date of this Agreement and disclosed in writing to GHS) to, or enter into any employment or severance agreement with, any director, officer or employee (other than on a case by case basis with a limited number of employees who are not directors or officers and in no event with employees generally and other than employment agreements entered into with the consent of GHS, which consent shall not be unreasonably withheld); or (iii) establish, adopt, enter into or amend any employee benefit plan or arrangement except as may be required by applicable Law;

                        Declare or pay any distribution in respect of outstanding Membership Units;

                      (i) Redeem, purchase or otherwise acquire any Membership Units or any securities or obligations convertible into or exchangeable for any Membership Units, or any options, warrants or conversion or other rights to acquire any Membership Units or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its respective subsidiaries' securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, its securities;

                      (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any Membership Units or other securities, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such Membership Units; or
(ii) amend or otherwise modify the
terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

                        acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                        sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets other than in the ordinary course of business;

                        propose or adopt any amendments to its Certificate o Formation or, as to its Operating Agreement, any amendments except as contemplated hereby;

                       change any of its methods of accounting in effect, or make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $25,000);

                        incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice, provided that CYL informs GHS promptly of any increases in borrowings;

                        enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) which provides for an exclusive arrangement with that third party or is substantially more restrictive on CYL or substantially less advantageous to CYL than arrangements, agreements or contracts existing on the date hereof; or agree in writing or otherwise to do any of the foregoing.

            SECTION 7.3.      Affirmative Covenants of GHS.

                      GHS hereby covenants and agrees that, during the period commencing on the date hereof and continuing until the Effective Time unless otherwise expressly contemplated by this Agreement or consented to in writing by CYL, it will:

                     operate its business and otherwise take any actions only in the usual and ordinary course consistent with past practices;

                       use its best efforts to preserve substantially intact its business organizations, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers, and otherwise operate its business in a manner that breaches no Material Contract (as defined);

                       use its best efforts to maintain and keep its business relationships intact and unimpaired, and its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted;

                       use its best efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; provided, however, that in the event GHS deems it necessary to take certain actions that would otherwise be proscribed by clauses (i) - (iv) of this
Section 7.3, GHS shall consult with CYL which shall consider in good faith GHS's request to take such action and not unreasonably withhold its consent for such action; and

                       promptly advise CYL of the commencement or threat (to the extent that such threat comes to its knowledge) of any claim, action, suit, proceeding or investigation against, relating to or involving it or any of its directors, officers, employees, agents or consultants in connection with its business or the transactions contemplated hereby.

                        GHS will make its stock transfer records and stockholder lists available to the extent reasonably necessary to effectuate the intent of this Agreement.

                        GHS will effect the spin-off to its stockholders of the assets and liabilities of its gamma-knife stereotactic radiosurgery business presently conducted by its wholly-owned subsidiary, U.S. NeuroSurgical, Inc. ("USN", and such spin-off, the "USN Spin-off"). GHS expects that the USN
Spin-off will be effected with a record date prior to the Effective Time.
 The USN Spin-off will be effected in the form of a dividend of GHS's shares in USN or shares of another wholly owned subsidiary of GHS into which USN will be transferred (the "USN Spin-off Shares"). As promptly as practicable after the execution of this Agreement, GHS shall prepare and file with the SEC a Registration Statement relating to the USN Spin-off registering the issuance of the USN Spin-off Shares under the Securities Act (or, if permitted under applicable law, an Information Statement and Form 10 under the Exchange Act) and such other documents required pursuant to the Securities Act, the Exchange Act and the rules and regulations thereunder to effect the USN Spin-off (collectively, the "Spin-off SEC Filings"). GHS (i) shall cause the Spin-off SEC Filings to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, (ii) shall use commercially reasonable efforts to have the USN Spin-off effected as promptly as practicable, and (iii) shall take all or any action required under any applicable federal or state securities laws in connection with the USN Spin-off. GHS, CYL and the CYL Members shall furnish to the other all information concerning GHS, CYL and the CYL Members as may be reasonably required in connection with the preparation of the documents referred to herein.

                        In connection with the USN Spin-off and prior to the Effective Time, GHS will obtain the release of GHS from the corporate guaranties (the "Guaranties") delivered by GHS (and any security interest thereby created) in favor of DVI Financial Services, Inc. originally issued in connection with equipment financings by USN.

            SECTION 7.4. Negative Covenants of GHS. Except as disclosed in Section 7.4 of the GHS Disclosure Schedule, expressly contemplated by this Agreement or otherwise consented to in writing by CYL, from the date of this
 Agreement until the Effective Time, GHS will not do, and will not permit any of its subsidiaries to do, any of the following:
                              -------------------------

                        (i) Increase the compensation payable to or to become payable to any director or officer (by making a bonus payment or otherwise),
(ii) grant any severance or termination pay (other than pursuant to the normal severance policy of GHS or its subsidiaries as in effect on the date of this Agreement and disclosed in writing to CYL) to, or enter into any employment or severance agreement with, any director, officer or employee (other than on a case by case basis with a limited number of employees who are not directors or officers and in no event with employees generally and other than employment agreements entered into with the consent of CYL, which consent shall not be unreasonably withheld); or (iii) establish, adopt, enter into or amend any employee benefit plan or arrangement except as may be required by applicable Law;

                        amend any of the material terms or provisions of the GHS Preferred Stock;

                        declare or pay any cash dividend on outstanding shares of its capital stock;

                        (i) Redeem, purchase or otherwise acquire any shares of its capital stock or equity interest or any securities or obligations convertible into or exchangeable for any shares of its capital stock or equity interest, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its respective subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

                        (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock or other securities (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares, except for issuance pursuant to options, warrants or other commitments outstanding on the date hereof; or (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

                        acquire or agree to acquire or be acquired, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice and other than the Concept Transactions described in Section 8.4 hereof);

                        sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets other than in the ordinary course of business and in connection with the USN Spin-off;

                        propose or adopt any amendments to its Certificate of Incorporation or, as to its By-Laws, any amendments except as contemplated hereby;

                        change any of its methods of accounting in effect, or make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $25,000) ;

                        incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice, provided that GHS informs CYL promptly of any increases in borrowings;

                        enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) which provides for an exclusive arrangement with that third party or is substantially more restrictive on GHS or substantially less advantageous to GHS than arrangements, agreements or contracts existing on the date hereof; or agree in writing or otherwise to do any of the foregoing.

            SECTION 7.5. Access and Information.  Each of CYL and GHS shall: (i)
afford to other party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") access upon reasonable prior notice to its officers, employees, agents, properties, offices and other facilities and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party and its Representatives such information concerning the business, properties, contracts, records and personnel of it and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be requested, from time to time, by the other party.

            SECTION 7.6             Confidentiality.

                      Except as may be necessary to carry out this Agreement and the transactions contemplated hereby, each of GHS and CYL shall, and shall require their respective officers, directors, employees and authorized representatives to, hold in confidence prior to the Effective Time and for two years from any termination of this Agreement all data and information obtained by them from the other party (unless required to disclose such information by judicial or administrative process, as otherwise required by Law, or unless such information (i) is or becomes generally available to the public other than as a result of a disclosure by such party, any subsidiary of such party or any of their authorized representatives,
(ii) is independently acquired or developed by such party, any subsidiary of such party or any of their representatives, or (iii) is or becomes available to such party, any subsidiary of such party or any of their authorized representatives from a source other than the other party, provided that such source is not known to be bound by a confidentiality agreement with the other party or by any other legal, contractual or fiduciary duty not to disclose such information) and shall not, and shall use reasonable efforts to cause such officers, directors, employees and authorized representatives not to, disclose such information to others without the prior written consent of the other party.

                       If this Agreement is terminated, each of GHS and CYL shall, if so requested by the other party, promptly return every document furnished to them or their affiliates in connection with the transactions contemplated hereby and any copies of such documents that may have been made and shall use reasonable efforts to cause the representatives to whom such documents were furnished promptly to return such documents and any copies of such documents, other than documents filed with the SEC or otherwise publicly available.


ARTICLE 8.

                             ADDITIONAL AGREEMENTS

            SECTION 8.1.            Appropriate Action; Consents; Filings.

                        CYL and GHS shall each use their best efforts to: (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by GHS or CYL or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Exchange, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Exchange (including the USN Spin-off required by Section 7.3(c)) required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the Hart-Scott-Rodino Act ("HSR Act") and (C) any other applicable Law; provided that GHS and CYL shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. CYL and GHS shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

                        Each of CYL and GHS agree to cooperate and use their best efforts vigorously to contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Exchange or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal; provided, however, that in no event shall either party take, or be required to take, any action that would have a CYL or an GHS Material Adverse Effect.

                        Each of CYL and GHS shall give (or shall cause their
 respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, its best efforts to obtain any third party consents: (i) necessary, proper or advisable to consummate the transactions contemplated in this Agreement; (ii) disclosed or required to be disclosed in the CYL Disclosure Schedule or the GHS Disclosure Schedule,
as the case may be; (iii) otherwise required under any
contracts,   licenses,  leases  or  other  agreements  in  connection  with the
consummation of the transactions contemplated herein; or (iv) required to prevent a CYL Material Adverse Effect from occurring prior to or after the Effective Time or an GHS Material Adverse Effect from occurring prior to or after the Effective Time.

                        In the event that either party shall fail to obtain any third party consent described in subsection (c) above, such party shall use its best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon CYL and GHS, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Date, from the failure to obtain such consent.

            SECTION 8.2. Stockholders; Tax Treatment. CYL will advise its members of the resale restrictions imposed by federal securities laws on the shares of GHS Preferred Stock and any GHS Warrants received by them pursuant to the Exchange, and the shares of GHS Common Stock issuable upon conversion of the GHS Preferred Stock or exercise of the GHS Warrants. Each party hereto shall use its best efforts to cause the Exchange to qualify, and will not take any actions which could prevent the Exchange from qualifying under the provisions of Section 351 of the Code.

            SECTION 8.3. Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (and in that event only if time does not permit), GHS and CYL shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Exchange and the transactions contemplated thereby and shall not issue any such press release or make any such public statement prior to such consultation.
                                    --------------------

            SECTION 8.4.            Transactions with Concept Development, etc.
  GHS and CYL acknowledge that GHS had entered into two Letters of Intent
 (the "LOI's") each dated April 13, 1999 with Concept and with Seligman/Greer Communication Resources, Inc. each attached as Exhibit 8.4 hereto relating, among other things, to the proposed acquisition by GHS of Concept on the terms and conditions set forth therein. Notwithstanding anything contained in this Agreement, GHS shall be permitted to consummate
                                    ------------------------------------------
the transactions contemplated in the LOI's on substantially the terms described in the LOI's (the "Concept Transactions") without the consent of CYL. The consummation of the Concept Transactions shall not be deemed to result in a GHS Material Adverse Effect.

            SECTION 8.5. Robbins' Approval Rights. Following the Effective Time, the parties agree to the following:
                                    ------------------------

                        (a) During the term of the Content Provider Agreement and License referred to in Section 9.1(f) and notwithstanding the terms thereof, Robbins will have the right to approve the general look, feel and functionality of the Change Your Life Site and any substantial modifications thereto; provided that such approval is timely given in accordance with the production policies and schedules reasonably established by CYL. CYL will submit to Robbins a request in writing for approval of the initial general look, feel and functionality of the Change Your Life Site and any modifications thereto. Said decision shall be communicated directly by Robbins in writing, and not through his intermediaries, to CYL's Chief Executive Officer, Chief Operating Officer or their designee. If Robbins elects not to approve said request, then Robbins will indicate in writing the specific reasons why said approval is denied. If Robbins is unable to respond to approval requests presented to him under this
Section 8.5 in accordance with the production policies and schedules reasonably established by CYL, the CYL Chief Executive Officer, Chief
 Operating Officer or their designee may proceed with such look, feel and functionality of the Change Your Life Site and any modifications thereto.

                        (b) (i) Prior to offering or soliciting any offers, or accepting any unsolicited offers, with respect to any new or any extensions of existing non-Internet marketing or distribution agreements or arrangements (other than the existing arrangements with Guthy-Renker and successors thereto with respect to infomercials and the QVC channel) for Robbins Group Content or Robbins Group Products, as those terms are defined in the Content Provider Agreement and License Agreement referred in
Section 9.1(f) ("Distribution Rights") which agreements or arrangements can reasonably be anticipated by the Robbins Group to generate annual gross revenues of at least $1,500,000, the Robbins Group shall give prior written notice of such offers to CYL, together with such additional information as is necessary, or reasonably requested by CYL, to evaluate such proposed offers (the "Offer Notice"). The Offer Notice shall constitute an invitation to CYL to submit a proposal to obtain the Distribution Rights that are the subject of the Offer Notice.

                        (ii) Upon receipt of an Offer Notice pursuant to Section 6(a) above, CYL shall have a period of 10 business days (the "Offer Period") within which to submit a proposal (each, a "Proposal") to the Robbins Group to acquire the Distribution Rights that are the subject of such Offer Notice. The Robbins Group shall give due consideration to evaluate the Proposal in light of its economic terms and conditions and the ability of CYL to perform the tasks envisioned and respond promptly to the Proposal.

                        (iii) If the Robbins Group accepts the Proposal, the Robbins Group and CYL shall each use commercially reasonable efforts to consummate the transaction in accordance with such Proposal as promptly as practicable.

                        (iv) If the Robbins Group in its sole discretion rejects the Proposal or if CYL fails to submit a Proposal during the Offer Period, the Robbins Group shall be free to enter into an agreement for the Distribution Rights that are the subject of the Offer Notice in any manner and with any Person.

            SECTION 8.6. GHS Charter Amendment. Promptly following the Effective Time, GHS shall take such action as is necessary to amend its Certificate of Incorporation in order to increase the number of authorized shares of GHS Common Stock to allow the conversion of all of the issued GHS Preferred Stock and exercise of all of the GHS Warrants. The parties acknowledge that there is currently an insufficient number of authorized unissued shares of GHS Common Stock to allow such conversion and exercise and that such amendment to the GHS Certificate of Incorporation is not a condition to Closing.

            SECTION 8.7.            GHS Board of Directors.  Promptly
following the Effective Time, GHS shall take all actions that are necessary to reconfigure the GHS Board of Directors in accordance with the provisions of the By-laws attached hereto as Exhibit 3.2 and in accordance with the Stockholders Agreement as provided in Section 3.3 and, in connection therewith, shall take all actions required to be taken pursuant to Rule 14f-1 of the Exchange Act.
                                    ----------------------

ARTICLE 9.

                              CLOSING CONDITIONS

            SECTION 9.1. Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Exchange and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law.

                        Registration Rights Agreement. GHS and the CYL Members will have entered into a Registration Rights Agreement in the form attached hereto as Exhibit 9.1(i).

            SECTION 9.2.            Additional Conditions to Obligations of GHS.
  The obligations of GHS to effect the Exchange and the other transactions contemplated herein are also subject to the satisfaction, on or prior to the
 Closing Date, of each of the following conditions (any of which may be waived by GHS in its sole discretion):
                                    -------------------------------------------

                        Representations and Warranties. Each of the representations and warranties of CYL contained in this Agreement shall be true and correct as of the Effective Date (without regard to any materiality, CYL Material Adverse Effect or similar qualifications thereto), as though mad on and as of the Effective Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, provided that if the aggregate effect of breaches of such representations and warranties of CYL does not result in a CYL Material Adverse Effect or materially adversely affect the transactions contemplated hereby, this condition shall be deemed satisfied.

                        Agreements and Covenants. CYL shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it, in all material respects, on or prior to the Effective Date.
                        ------------------------

                        No Liabilities of CYL. A the Effective Time, there shall be no liabilities at CYL, other than its obligations under the Content Provider Agreement or for Expenses which shall be borne by Development Holdings pursuant to Section 10.5(a) and except as otherwise agreed to by GHS.

                        Certificates. GHS shall have received such certificates from officers and representatives of CYL as it shall have reasonably requested.

            SECTION 9.3. Additional Conditions to Obligations of CYL The obligations of CYL to effect the Exchange and the other transactions contemplated in this Agreement are also subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived by CYL in its sole discretion):
                                    ---------------------------------------
----

                        Representations and Warranties. Each of the representations and warranties of GHS contained in this Agreement shall be true and correct as of the Effective Date (without regard to any materiality, GHS Material Adverse Effect or similar qualifications thereto), as though made on and as of the Effective Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, provided that if the aggregate effect of breaches of such representations and warranties of GHS does not result in a GHS Material Adverse Effect or materially adversely affect the transactions contemplated hereby, this condition shall be deemed satisfied.

                        Agreements and Covenants. GHS shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it, in all material respects, on or prior to th
 Effective Date.
                        ------------------------

                        Releases from Guaranties. GHS shall have been released from the Guaranties and all security interests or other liens therefor.

                        GHS Working Capital. At the Effective Time, GHS shall have at least $3,000,000 in cash or cash equivalents in its bank or other accounts (less amounts advanced relating to CYL's operations, including amounts paid relating to a new New York City rental property, and less the expenses, including legal fees, and consideration payable in connection with the acquisition and funding contemplated by the Concept Transactions), free and clear of all liens or encumbrances, provided that such $3,000,000 amount, as the same may be reduced, shall be exclusive of the net proceeds to the Company from the New Financing.

                        USN Spin-off. GHS shall have authorized the USN Spin-off in accordance with the provisions of Section 7.3(c). In addition, all operating assets and all liabilities of any type of GHS and it subsidiaries (other than USN) shall have been transferred to USN in anticipation of the USN Spin-off, and at the Effective Time there shall be no other liabilities at GHS or its subsidiaries (other than USN) except liabilities contemplated by this Agreement, including any fees and expenses
------------------------------------
payable by GHS in consummating the transactions contemplated by this Agreement, liabilities resulting from Concept Transactions and as otherwise agreed to by the CYL Members. GHS and USN shall have entered into such agreements concerning the allocation of assets and liabilities between them, indemnification and such other matters as shall be reasonably acceptable to GHS and the CYL Members.


                        Tax Matters. The CYL Members shall be satisfied, in their reasonable judgment, that the transactions contemplated hereby in their entirety would qualify as a tax-free transaction under Section 351 or other relevant sections of the Code.

                        Amendment to GHS's By-Laws. GHS shall take such actions as are necessary to amend and restate its By-Laws in the form referred to in
 Section 3.2.
                        --------------------------

                        Certificates. CYL shall have received such certificates from officers and representatives of GHS as it shall have reasonably requested.

ARTICLE 10.

                       TERMINATION, AMENDMENT AND WAIVER

            SECTION 10.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Exchange by the stockholders of each of GHS and members of
 CYL:
                              -----------

                        by mutual consent of GHS and the CYL Members;

                        by GHS, upon a breach of any representation, warranty, covenant or agreement on the part of CYL or the CYL Members set forth in this Agreement, or if any representation or warranty of CYL or the CYL Members shall have become untrue, in either case such that the conditions set forth in Section 9.2(a) or Section 9.2(b) would not be satisfied;

                        by the CYL Members, upon breach of any representation, warranty, covenant or agreement on the part of GHS set forth in this Agreement, or if any representation or warranty of GHS shall have become untrue, in either case such that the conditions set forth in Section 9.3(a) or Section 9.3(b) would not be satisfied;

                        by either GHS or the CYL Members, if there shall be any Order which is final and nonappealable preventing the consummation of the Exchange, except if the party relying on such Order has not complied with its obligations under Section 8.1(b);

                        by either GHS or the CYL Members, if the Exchange shall not have been consummated before May 31, 1999; and

                        by GHS or the CYL Members at any time prior to the Effective Date if (i) in the case of termination by GHS, any of the conditions specified in Section 9.2 shall not have been met in all material respects or waived prior to such time as such condition can no longer be satisfied or (ii) in the case of termination by the CYL Members, any of the conditions specified in Section 9.3 shall not have been met in all material respects or waived prior to such time as such condition can no longer be satisfied.

            The right of any party hereto to terminate this Agreement pursuant to this Section 10.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

            SECTION 10.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void, there shall be no liability on the part of GHS or CYL that nothing herein shall relieve any party of liability for any willful breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement prior to the termination hereof and except that
Section 7.6, 10.2, 10.5 and Articles 12 shall survive such termination.

            SECTION 10.3. Amendment. This Agreement may be amended by the parties hereto, in the case of GHS or CYL by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time.
 This Agreement may not be amended except by an instrument in writing signed by the parties hereto.
                              ---------

                  SECTION 10.4. Waiver. At any time prior to the Effective Time, any party hereto may: (i) extend the time for the performance of any of the obligations or other acts of the other party hereto; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; and (iii)
 waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be
                                    ------
valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

            SECTION 10.5.     Fees, Expenses and Other Payments.

                        Except as provided in Section 10.5(c), all Expenses (as defined in paragraph (b) of this Section 10.5) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses, provided that the Expenses borne by CYL through the Closing shall be borne solely by Development Holdings.

                        "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, and all other matters related to the closing of the transactions contemplated herein.

                        If this Agreement shall be terminated by the CYL Members pursuant to Section 10.1(c) or by GHS pursuant to Section 10.1(b) (in each case, the "Non-Breaching Party"), then the other party shall pay to the Non-Breaching Party, in consideration of the time, effort and resources expended in connection herewith, all of the Non-Breaching Party's Expenses. This shall be in addition to any other rights the Non-Breaching Party shall have.

                        Any payment required to be made pursuant to Section 10.5(c) shall be made to the Non-Breaching Party entitled to receive such payment not later than two business days after delivery to the other party of notice of demand for payment and an itemization setting forth in reasonable detail all Expenses of the Non-Breaching Party, if any, and shall be made by wire transfer of immediately available funds to an account designated by the Non-Breaching Party in the notice of demand for payment delivered pursuant to this Section 10.5(d).

ARTICLE 11.

                           INTENTIONALLY LEFT BLANK


ARTICLE 12.

                              GENERAL PROVISIONS

            SECTION 12.1. Effectiveness of Representations and Warranties. The representations and warranties of CYL and GHS in this Agreement shall expire at the Effective Time.

            SECTION 12.2. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                        If to GHS:

                              GHS, Inc.
                              2400 Research Boulevard
                              Rockville, Maryland 20850
                              Attention:  Mr. Alan Gold
                              Telecopier No.:  (301) 308-3254

                              with a copy to:

                              Heller Ehrman White & McAuliffe
                              711 Fifth Avenue
                              New York, NY  10022
                              Attention:  Peter DiIorio, Esq.
                              Telecopier No.:  (212) 832-3353

                        If to CYL:

                              Change Your Life.com, LLC
                              704 Broadway
                              New York, New York  10003
                              Attention: Beth Polish, Chief Operating Officer Telecopier No.(212) 358-4066

                              with a copy to:

                              Dewey Ballantine LLP
                              1301 Avenue of the Americas
                              New York, NY 10019
                              Attention:  Frank E. Morgan II, Esq.
                              Telecopier No.:  (212) 259-6333

                        If to the Robbins Group:

                              Robbins Research International Inc.
                              9191 Town Center Drive, Suite 600
                              San Diego, California 92122
                              Attention: Sam Georges
                              Telecopier No.: (619) 535-6300

                              with a copy to:

                              Loeb & Loeb, LLP
                              Suite 1800, 1000 Wilshire Blvd.
                              Los Angeles, CA 90017-2475
                              Attention:  David L. Ficksman, Esq.
                              Telecopier No.:  (213) 688-3460


            SECTION 12.3. Certain Definitions. For purposes of this Agreement, the term:

                        "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person and shall be deemed to include directors and executive officers of a person;

                        "business day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

                        "control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                        "knowledge" shall mean, with respect to any matter in question, with respect to CYL, if an executive officer of CYL or a CYL Member or, with respect to GHS, if an executive officer of GHS, as the case may be, has actual knowledge of such matter, after due inquiry;

                        "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

                        "Returns" mean all tax returns, statements, reports, forms (including estimated tax or information returns and reports, or filing extensions with respect thereto) required to be filed with any taxing authority in connection with the determination or administration of any tax;

                        "subsidiary" or "subsidiaries" of CYL, GHS or any other person, means any corporation, partnership, joint venture or other legal entity of which CYL, GHS or such other person, as the case may be (either alone or through or together with any other subsidiary), controls or owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or, which by contract or agreement, has the power to control such corporation or other legal entity, or which otherwise constitutes a "subsidiary" as defined in Regulation S-X ss. 210.1-02(w).

                        "Tax" or "Taxes" shall mean any and all taxes, charges, fees or levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

            SECTION 12.4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
                              --------

            SECTION 12.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal
                              ------------
or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

            SECTION 12.6. Entire Agreement. This Agreement (together with the Exhibits and Schedules hereto) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matte hereof.
                              ----------------

            SECTION 12.7. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

            SECTION 12.8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothin in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
                              -------------------

            SECTION 12.9. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are
                              -------------------------------------------
----------
cumulative to, and not exclusive of, any rights or remedies otherwise available.

            SECTION 12.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
                              -------------

            SECTION 12.11. Dispute Resolution. (a) In the event of any dispute, controversy or claim arising out of or relating to this Agreement, representatives of the parties shall meet in New York, NY, San Diego, CA or such other city as may be mutually agreeable to the parties involved as soon as reasonably possible (but not later than ten (10) days after written notice from one party to the other of such dispute) and shall enter into good faith negotiations aimed at resolving the dispute. If they are unable to resolve the dispute in a mutually satisfactory manner within thirty (30) days from the date of such notice, the matter may be submitted by any involved party to arbitration as provided for below.

            (b) Any dispute, controversy or claim between or among any of the parties arising out of or relating to this Agreement or the breach, termination or invalidity thereof, including any dispute as to whether any dispute is subject to arbitration, which has not been resolved after good faith negotiations pursuant to Section 12.11(a) hereof shall be settled by binding arbitration administered by the American Arbitration Association in accordance with its then current Commercial Arbitration Rules except as provided herein.

            (c) Any arbitration shall be conducted by a three person arbitration panel. The three person arbitration panel shall consist of one party arbitrator selected by CYL, one party arbitrator selected by GHS, each of whom shall be named within ten (10) days of the demand for arbitration, and one neutral arbitrator selected by the first two arbitrators. If the two party appointed arbitrators cannot agree on the neutral arbitrator within ten (10) days of the selection of the last party appointed arbitrator, the American Arbitration Association shall appoint the neutral arbitrator, who shall act as chairperson. In the event of a vacancy with respect to an arbitrator, the vacancy shall be filled within ten (10) days of notice of the vacancy in the same manner and subject to the same requirements as are provided for in the original appointment to that position. If the vacancy is not filled within ten (10) days, the American Arbitration Association shall make the appointment. Unless otherwise mutually agreed, the place of arbitration shall be New York, NY or San Diego, CA, as selected by the party receiving the request for arbitration.

            (d) The law applicable to the validity of the arbitration clause, the conduct of the arbitration, including the resort to a court for interim relief, enforcement of the award or any other question of arbitration law or procedure shall be the United States' Federal Arbitration Act, 9 U.S.C. ss. 1 et seq. The involved parties shall be entitled to engage in reasonable discovery including requests for the production of all relevant documents and a reasonable number of depositions. The arbitration panel shall have the sole discretion to determine the reasonableness of any requested document production or deposition. It is the intent of the parties that a substantive hearing be held within sixty
(60) days of the appointment of the neutral arbitrator or the rejection of a challenge thereto, whichever shall occur later. A stenographic record of every hearing shall be made. The presentation of evidence shall be governed by the federal Rules of Evidence.

            (e) Any award, including any interim award, made shall be made by a majority of the arbitrators applying the substantive law of New York and shall (i) be in writing and state the arbitration panel's findings of fact and conclusions of law; (ii) be made promptly, and in any event within sixty (60)
 days after the conclusion of the arbitration hearing; and (iii) be binding against the parties involved and may be entered for enforcement in any court of competent jurisdiction.

            (f) The costs of any arbitration proceeding (e.g., arbitrators, court reporter and room rental fees) shall be equally divided between CYL and GHS. However, each party shall pay its own expense, including attorneys' an other professionals' fees and disbursements.

            (g) The arbitration provision set forth in this Section 12.11 shall be a complete defense to any suit, action or proceeding instituted in any court with respect to any matter arbitrable under this Agreement, except that judicial intervention may be sought in accordance with Section 12.12 hereof.

            SECTION 12.12. Specific Performance. The parties acknowledge that the failure of any party or its affiliates to substantially perform its material obligations and covenants under this Agreement may result in a significant frustration of the respective business objectives of the parties and that remedies at law may be inadequate to protect the rights and interests of the other party. Accordingly, the parties, in addition to the remedies provided in this Agreement or otherwise available for the enforcement of this Agreement, expressly consent to an order for specific performance of such obligations and covenants of a party or its affiliates or an order granting other substantially equivalent remedies calculated to require performance of any such obligations or covenants.

            SECTION 12.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               IN WITNESS WHEREOF, GHS, CYL and the CYL Members have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


   GHS, INC.                                    CHANGE YOUR LIFE.COM, LLC


   By: ___________________________              By:___________________________
      Name:  Alan Gold                             Name:
      Title:   President                           Title:

                                                CYL MEMBERS:



                                                ------------------------------
                                                Anthony J. Robbins

                                                ROBBINS RESEARCH
                                                   INTERNATIONAL INC.



                                                By:___________________________
                                                Name:
                                                Title:

                                                CYL DEVELOPMENT
                                                  HOLDINGS, LLC



                                                By:___________________________
                                                Name:
                                                Title:

257090

                      LIST OF EXHIBITS AND SCHEDULES TO
                      CONTRIBUTION AND EXCHANGE AGREEMENT

List of Exhibits

1.1         GHS Preferred Stock Terms
3.1         CYL Certificate of Formation and Operating Agreement
3.2         GHS Certificate of Incorporation and By-Laws
3.3         Stockholders Agreement
8.4         Concept Development and Seligman/Greer Letters of Intent
9.1(d)            Settlement Agreement
9.1(f)            CYL Content Provider Agreement and License
9.1(i)            Registration Rights Agreement


List of Schedules

4.1         CYL Members and Pro Rata Portion
            CYL Disclosure Schedule
            GHS Disclosure Schedule

*Confidential treatment has been requested for certain portions of this exhibit. Omitted portions have been filed separately with the Commission.



                                                                  EXHIBIT 2(b)
                     AGREEMENT AND PLAN OF REORGANIZATION
                                 DATED AS OF
                                 MAY 27, 1999
                                    AMONG
                                  GHS, INC.
                       CONCEPT ACQUISITION CORPORATION
                          CONCEPT DEVELOPMENT, INC.
                                     AND
              THE SOLE STOCKHOLDER OF CONCEPT DEVELOPMENT, INC.

SCHEDULES
Schedule 2.2(b)         Escrow Shares
Schedule 3.1(ee)        Officers and Directors
Schedule 9.5      Stockholder Address

EXHIBITS
Exhibit A   Form of Agreement of Merger
Exhibit B   Form of Escrow Agreement
Exhibit C   Form of Employment Agreement
Exhibit D   Form of Repurchase Agreement

                                          AGREEMENT  AND PLAN OF  REORGANIZATION
dated as of May 27, 1999 among GHS, INC., a Delaware corporation ("Parent"), CONCEPT ACQUISITION CORPORATION, a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Acquisition Sub") and CONCEPT DEVELOPMENT, INC., a Delaware corporation (the "Company"), William Zanker and Debbie Dworkin (the "Founders") and Debbie Dworkin (the "Stockholder").
            The Boards of Directors of Parent, Acquisition Sub and the Company have each duly approved and adopted this Agreement, the Agreement of Merger in substantially the form of Exhibit A attached hereto (the "Agreement of Merger") and the proposed merger of Acquisition Sub with and into the Company in accordance with this Agreement, the Agreement of Merger and the Delaware General Corporation Law (the "Delaware Statute"), whereby, among other things, the issued and outstanding shares of common stock, no par value, of the Company (the "Company Common Stock"), will be exchanged and converted into the right to receive cash and shares of Series C preferred tock, $.01 par value, of Parent (the "Parent Preferred Stock") in the manner set forth in Article II hereof and in the Agreement of Merger, upon the terms and subject to the conditions set forth in this Agreement and the Agreement of Merger.
            NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Agreement of Merger and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:
ARTICLE 1

                                   GENERAL
          1.1 The Merger. In accordance with the provisions of this Agreement, the Agreement of Merger and the Delaware Statute, Acquisition Sub shall be merged with and into the Company (the "Merger"), which at and after the Effective Time shall be, and is sometimes herein referred to as, the "Surviving Corporation". Acquisition Sub and the Company are sometimes referred to as the "Constituent Corporations".
                  ----------
          1.2 The Effective Time of the Merger. Subject to the provisions of this Agreement, the Agreement of Merger shall be executed and delivered to and filed with the Secretary of State of the State of Delaware by each of the Constituent Corporations on the Closing Date in the manner provided under
Section 251 of the Delaware Statute. The Merger shall become effective (the "Effective Time") upon the filing of the Agreement of Merger with the Secretary of State of the State of Delaware and the issuance of a certificate of merger by the Secretary of State of the State of Delaware.
          1.3 Effect of Merger. At the Effective Time the separate existence of Acquisition Sub shall cease and Acquisition Sub shall be merged with and into
 the Surviving Corporation, and the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations as provided in Section 251 of the Delaware Statute.
                  ----------------
          1.4 Charter and By-Laws of Surviving Corporation. From and after the Effective Time and pursuant to the Agreement of Merger: (i) the Charter of Acquisition Sub shall be the Charter of the Surviving Corporation, unless and until altered, amended or repealed as provided in the Delaware Statute or the Charter, (ii) the by-laws of Acquisition Sub shall be the by-laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the Delaware Statute, the Charter or such by-laws, (iii) the directors of Acquisition Sub shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the Delaware Statute, the Charter and the by-laws of the Surviving Corporation, as applicable and (iv) the officers of Acquisition Sub shall be the officers of the Surviving Corporation, unless and until removed, or until their terms of office shall have expired, in accordance with the Delaware Statute, the Charter and the by-laws of the Surviving Corporation, as applicable.
          1.5 Taking of Necessary Action. Prior to the Effective Time, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Agreement of Merger and the Delaware Statute. 1.6 Tax-Free Reorganizations. For Federal income tax purposes, the parties intend that the merger be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section 368(a)(2)(E) of the Code.
          1.7 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VIII, and subject to the provisions of Article V, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern Standard Time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in Article V shall have been satisfied (or waived in accordance with Section 10.10, to the extent the same may be waived), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, unless another place is agreed to in writing by the parties. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York.


ARTICLE 2

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES
          2.1 Total Consideration; Effect on Capital Stock. The entire consideration payable by Parent with respect to all outstanding shares of capital stock of the Company and for all options, warrants, rights, calls, commitments, agreements or arrangements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities (hereinafter collectively referred to as the "Fully Diluted Company Shares,") other than any capital stock of the Company owned or held by Parent or any Affiliate of Parent, shall be an aggregate of [*] (the "Aggregate Cash Consideration") in cash (the Aggregate Cash Consideration, together with the Total Parent Share Amount, being sometimes hereinafter collectively referred to as the "Aggregate Purchase Price"). For purposes of the calculation of the exchange ratio for Parent Preferred Stock under Section 2.1(c)(i) hereof, it is assumed that the number of Fully Diluted Company Shares is one (1) (the "Fully Diluted Company Share Amount"). At the Effective Time, subject and pursuant to the terms and conditions of this Agreement and the Agreement of Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock or options to purchase capital stock of the Constituent Corporations:
                (a) Capital Stock of Acquisition Sub. Each issued and outstanding share of common stock, par value $.01 per share, of Acquisition Sub shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.
                (b) Cancellation of Certain Shares of Company Common Stock. Each share of capital stock of the Company that is authorized but unissued shall cease to exist and no Parent Preferred Stock or other consideration shall be delivered in exchange therefor. (c) Exchange of Company Common Stock. Subject to Section 2.2, each share of Company Common Stock issued and outstanding at the Effective Time, including all accrued and unpaid dividends thereon, shall be exchanged and converted into the right to receive: (i) [*]; and (ii) [*].
For convenience of reference, the shares of Parent Preferred Stock to be issued upon the exchange and conversion of Company Common Stock in accordance with this Section 2.1(c) are sometimes hereinafter collectively referred to as the "Merger Shares". All calculations under Section 2.1 shall be rounded to the nearest one billionth (.000000001).
                (d) Shares for Dissenting Stockholders. Each issued and outstanding share of Company Common Stock held by a Dissenting Stockholder, if any, shall not be exchanged and converted as described in
      Section 2.1(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the Delaware Statute; provided, however, that each share of Company Common Stock issued and outstanding at the Effective Time and held by a Dissenting Stockholder who or which shall, after the Effective Time, withdraw his or its demand for appraisal or lose or fail to perfect his or its right of appraisal as provided in the Delaware Statute shall be deemed, as of the Effective Time, to be exchanged and converted into Parent Preferred Stock as provided in Section 2.1(c), without interest. After the Effective Time, as provided in Section 262 of the Delaware Statute, no Dissenting Stockholder will be entitled to vote the shares of Company Common Stock subject to such Dissenting Stockholder's demand for appraisal for any purpose or be entitled to the payment of dividends or other distributions on such shares. The Company shall give Parent prompt notice of any demands received by the Company for fair value of such Company Common Stock, and Parent shall have the right to participate in all the negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment (except to the extent that any such payment is pursuant to a court order) with respect to, or settle or offer to settle, any such demands
          2.2     Escrow Deposit; Exchange of Certificates.
                (a) Escrow Agreement. Reference is made to the Escrow Agreement to be dated as of the Effective Time among the Stockholder, Parent and a mutually agreeable escrow agent (the "Escrow Agent") in the form of Exhibit B hereto (the "Escrow Agreement"). The Escrow Agreement is to be entered into for the purpose of securing the indemnification obligations of the Stockholders under Article VII.

                (b) Escrow Deposit. At the Effective Time, Parent shall cause to be deposited with the Escrow Agent (i) [*] ("Escrow Shares"), and (ii)
 three stock power duly endorsed in blank for transfer on behalf of the Stockholder, and the Stockholder by her execution and delivery of this Agreement, hereby authorizes and directs Parent to make such deposit on her behalf.

                (c) Procedure for Exchange. Immediately following the Effective Time, Parent shall deliver to the Stockholder, other than Parent or any subsidiary of Parent, of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company
 Common Stock (each, an "Old Certificate") a certificate (a "New Certificate") representing that number of Merger Shares (other than the Escrow Shares) which such holder has the right to receive
                        ----------------------
      pursuant to Section 2.1(c)(i) with respect to such Old Certificate against receipt by Parent of (i) such Old Certificate for cancellation and (ii) an executed letter of transmittal, and the Old Certificate so surrendered shall forthwith be canceled (the certificates representing the Escrow Shares having therefore been deposited on behalf of the Stockholder into escrow as contemplated by Section 2.2(b) hereof). In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, a New Certificate representing the proper number of shares of Parent Preferred Stock may be issued to a transferee if the Old Certificate representing such Company Common Stock is presented to Parent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock or other transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender, New Certificates representing Merger Shares (other than the Escrow Shares) as contemplated by Section 2.1(c)(i), without interest. All Escrow Shares shall be held by, and distributed in accordance with, the terms and provisions of the Escrow Agreement.
                (d)     No Further Ownership Rights in Company Common Stock.
All shares of Parent Preferred Stock issued upon the surrender or exchange of shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. If, after the Effective Time, any Old Certificate is presented to the Surviving Corporation for any reason, such Old Certificate shall be canceled and
                        ---------------------------------------------------
      exchanged as provided in this Article II.
                (e) No Liability. None of Parent, Acquisition Sub or the Company shall be liable to any holder of shares of Company Common Stock or Parent Preferred Stock, as the case may be, for shares (or dividends or distributions with respect thereto) of Parent Preferred Stock to be issued in exchange for Company Common Stock pursuant to this Section 2.2, if, on or after the expiration of six months following the Effective Time, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
                (f) Lost, Stolen or Destroyed Company Certificates. In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit to that effect by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such Old Certificate, Parent will issue in exchange for such lost, stolen or destroyed Old Certificate the Merger Shares and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.
                (g) Authorization of the Merger, this Agreement, the Agreement of Merger, the Escrow Agreement and the Escrow Agent. In the event the Merger shall be approved by the stockholders of the Company, as required by the Delaware Statute and as contemplated by this Agreement, such approval shall constitute approval and ratification by the stockholders of the Company of the (i) Merger, as required by the Delaware Statute, (ii) provisions of this Agreement and the Agreement of Merger and (iii) designation of the Escrow Agent and the approval and ratification by the stockholders of the Company of the terms and provisions of the Escrow Agreement.

ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. The Company and the Stockholder jointly and severally represent and warrant to Parent and Acquisition Sub that, except as disclosed in the disclosure schedule dated the date hereof, certified by the Chief Executive Officer of the Company and delivered by the Company to Parent and Acquisition Sub simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate) (the "Company Disclosure Schedule"):

                (a) Organization; Good Standing; Qualification and Power. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and as proposed to be conducted, to enter into this Agreement, the Agreement of Merger and the Related Agreements (as defined below) to which the Company is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified and in good standing to do business in those jurisdictions listed in Section 3.1(a) of the Company Disclosure Schedule and in all other jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on the Company or its business, properties, condition (financial or otherwise), assets, Liabilities, operations, results of operations, prospects or affairs of the Company (a "Company Material Adverse Effect"). The Company has delivered to Parent true and complete copies of the Charter and by-laws of the Company, in each case as amended to the date hereof. As used herein, "Charter" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation, certificate of correction or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

                (b) Equity Investments. The Company has never had, nor does it currently have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. There are no options, warrants, rights, calls, commitments or agreements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities. As used herein, a "subsidiary" of any corporation means another corporation an amount of whose voting securities sufficient to elect at least a majority of its Board of Directors is owned directly or indirectly by such corporation.

                (c) Capital Stock; Securities. The authorized capital stock of the Company consists of (i) 1,500 shares of Company Common Stock, of which one (1) share is outstanding. The outstanding share of Company Common Stock is validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights. There are no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, options, transfer restrictions or other agreements,
                        -------------------------
      instruments or understandings (whether written or oral, formal or informal) with respect to the voting, transfer or disposition of Company
Common Stock to which the Company is a party or by which it is bound, or, to the best knowledge of the Company and the Stockholders, among or between any persons other than the Company.

                (d)  Authority;   No  Consents.  The  execution,   delivery  and
      performance by the Company of this Agreement, the Agreement of Merger and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and the Related Agreements to which it is a party have been, and the Agreement of Merger when executed and delivered by the Company will be, duly and validly executed and delivered by the Company; and this Agreement and the Related Agreements to which it is a party are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and the Agreement of Merger when executed and delivered by the Company will be, enforceable against the Company in accordance with its terms. Neither the execution, delivery and performance of this Agreement, the Related Agreements to which it is a party or the Agreement of Merger nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any provision hereof or thereof will in any material respect (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance on or against any assets, rights or property of the Company under any term, condition or provision of (x) any instrument, contract or agreement to which the Company is a party, or by which the Company or any of its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Company or any of its properties, assets or rights or (z) the Company's Charter or by-laws. Except as set forth on Section 3.1(d) of the Company Disclosure Schedule, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Company of this Agreement, the Agreement of Merger or the Related Agreements or the consummation by the Company of the transactions contemplated hereby or thereby, except for (i) the distribution of the Stockholders' Materials with respect to the adoption by the Stockholders of this Agreement, the Merger and the transactions contemplated hereby,
      (ii) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Company Material Adverse Effect or materially impair the ability of the Company and the Stockholders to consummate the transactions contemplated by this Agreement or the Agreement of Merger, including, without limitation, the Merger (each of which actions reflected in clauses (i) and (ii) above is to be taken by the Company on a timely basis).

                (e)     Financial Information.

                (i) The Company has previously delivered to Parent the Company Returns (as defined below); and

                (ii) The Company Returns (A) are in accordance with the books and records of the Company, (B) fairly present the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated.

                (f) Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.1(f) of the Company Disclosure Schedule, on the date hereof the Company has no liability or obligation of any nature (whether known or unknown, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise ("Liability")). There were no material loss contingencies (as such term is used in Statement of Financial Accounting
Standards No. 5 issued by the Financial Accounting
                        ----------------------------------

      Standards Board in March, 1975 ("FAS No. 5")).

                (g) Absence of Changes. Since the Company's inception the Company has been operated in the ordinary course, consistent with past practice, and there has not been any material adverse change in the business, assets, properties, Liabilities, operations, results of operations, condition (financial or otherwise), prospects or affairs (a "Material Adverse Change")
of the Company;
                        ------------------

                (h) Tax Matters. The Company and each other corporation (if any) included in any consolidated or combined tax return in which the Company has been included (i) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the "Company Returns") with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed and have timely paid or will timely pay all amounts shown thereon to be due;
      (ii) have  paid and shall  timely  pay all Taxes of the  Company  (or such other corporation) required to have been paid by the Company (or such other corporation) on or before the Closing Date; and (iii) currently are not the beneficiary of an extension of time within which to file any Tax return or Tax report. All such Company Returns were and will be correct and complete at the time of filing. All Taxes of the Company attributable to periods up to and including the Closing Date, to the extent not required to have been previously paid, have been adequately provided for on and disclosed on Schedule 3.1(h). The Company has not been notified by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Company Return, and no waivers of statutes of limitations have been given with respect to the Company that are still in effect. Except as contested in good faith and disclosed in Section 3.1(h) of the Company Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Company Return have been fully paid and the Company has received no notification that any proposed additional Taxes have been asserted. The Company (i) has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code and (ii) is not a "personal holding company" within the meaning of Section 542 of the Code. The Company has not agreed to, nor is it required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company will not incur a Tax Liability resulting from the Company ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns. The Company is not a party to any agreement or contract with any "disqualified individual" (as defined in Section 280G(c) of the Code) that, by reason of the transactions contemplated hereby and occurring on or prior to the Closing Date or taking into account any other agreements or contracts currently in effect between the Company and such disqualified individual, will result in the disallowance of any deduction for any payment under such agreement or contract as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

      As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

                (i) Title to Assets,  Properties and Rights and Related Matters.
      Except as set forth on Schedule 3.1(i) of the Company Disclosure Schedule, the Company has good and valid title to all of its assets, properties and interests in properties, real, personal or mixed, all of which is described on Schedule 3.1(i) of the Company  Disclosure  Schedule  (except
      (A) inventory or other property sold or otherwise disposed of since the Company Reviewed Balance Sheet Date in the ordinary course of business and
      (B) accounts receivable and notes receivable paid in full subsequent to the Company Reviewed Balance Sheet Date), or not so reflected therein but used or useful in the conduct or operation of the Company's business, free and clear of all Encumbrances, of any kind or character, except for (i) those Encumbrances set forth in Section 3.1(i) of the Company Disclosure Schedule, (ii) liens for current taxes not yet due and payable and (iii) statutory mechanics and materialmen's liens. The assets, properties and interests in properties of the Company are in good operating condition and repair in all material respects (ordinary wear and tear excepted). The assets, properties and interests in properties of the Company to be owned, leased or licensed by the Surviving Corporation at the Effective Time shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary to enable the Surviving Corporation to carry on the business of the Company as presently conducted by the Company or as proposed to be conducted. The Company does not own or lease any personal and/or mixed property. As used herein, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

                (j) Real Property-Owned or Leased. The Company does not currently own or lease, nor has it or any of its predecessors ever owned or leased, any real property.


                (k)     Intellectual Property.

                (i) The Company has good and valid title to, and owns free and clear of all Encumbrances, has the right to use, sell, transfer, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of its business as currently conducted and as proposed to be conducted (collectively, the "Company Rights"). The Company has not granted any rights to third parties with respect to its Intellectual Property Rights and no third party holds any rights in or to the current business plan of the Company.

                (ii) The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the Merger and the consummation of the other transactions contemplated hereby, will not breach, violate or conflict with any instrument or agreement governing any Company Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Right or in any way impair the right of the Company or the Surviving Corporation to use, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of, or to bring any action for the infringement of, any Company Right or portion thereof.

                (iii) There are no royalties, honoraria, fees or other payments payable by the Company to any person by reason of the ownership, use, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise), sale, or disposition of the Company Rights, other than sales commissions paid in the ordinary course of business.

                (iv) The Company does not manufacture, market, licens
 (or sublicense), sell, transmit, deliver (electronically or otherwise), or use any product or service nor does it have any product or service under development.

                (v) All current and past officers, employees and consultants of or to the Company have, or will have at Closing, executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by such persons (collectively, the "Confidentiality Agreements", the form of which is attached to Section 3.1(k)(iv) of the Company Disclosure Schedule). The Company has taken and will continue through the Effective Time to take all steps necessary, appropriate or desirable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Company Rights.

                (vi) All works that were created, prepared or delivered by consultants, independent contractors or other third parties for or on behalf of Company (including any materials and elements created, prepared or delivered by such parties in connection therewith) (A) are and shall constitute "works made for hire" specially ordered or commissioned by the Company within the meaning of United States' copyright law, or (B) all right, title and interest therein (including any materials and elements created, prepared or delivered by such parties in connection therewith) have been assigned to the Company.

                (vii) No licenses or rights have been granted by the Company, or by any employee, consultant, officer, director, agent or affiliate of the Company or by anyone other than the foregoing, to distribute the source code of, or to use source code to create Derivative Works, of, any product currently marketed by, commercially available from or under development by the Company for which the Company possesses the source code. As used herein, "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgment, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes herein, a "Derivative Work" shall also include any compilation that incorporates such a preexisting work as well as translations from one type of code to another.

                (viii) No person has any marketing rights to any of the Intellectual Property Rights of the Company (excluding Intellectual Property
Rights licensed to the Company by third parties).

                (ix)  Section  3.1(k)(ix)  of the  Company  Disclosure  Schedule
      contains a true and complete list of all (A) of the Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations and copyright applications and Internet domain names and applications therefor and (B) other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company to perfect or protect its interest therein.

                (x) Section 3.1(k)(x) of the Company Disclosure Schedule contains a true and complete list of all options, licenses or other agreements of any kind by which Intellectual Property Rights have been granted to the Company from, or granted by the Company to, any other person (except for those licenses identified in Section 3.1(l)(i) of the Company Disclosure Schedule).

                (xi) As used herein, the term "Intellectual Property Rights" shall mean all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations, copyright applications, franchises, licenses, databases, "URL's" and Internet domain names and applications therefor (and all interest therein), computer programs and other computer software (including, but not limited to, the Software), user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing.

                (l) Company Software. The Company has not designed or developed, nor does the Company have under development by employees of the
Company or by consultants on the Company's behalf, any software programs, systems or applications, nor has the Company licensed any such software from any third party.
                        ----------------

                (m) Agreements, Etc. Schedule 3.1(m) to the Company Disclosure Schedule sets forth a true and complete list of all written and oral contracts, agreements, instruments, understandings or arrangements to which the Corporation is a party or by which it is bound.
                        ----------------

                (n) No Defaults. The Company has in all material respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default under (i) its Charter or by-laws or (ii) any material agreement, lease, license, contract, commitment, instrument or obligation to which the Company is a party or by which any of its properties, assets or rights are or may be bound or affected, and there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by it of any of the foregoing.

                (o)  Litigation,  Etc. Except as set forth on Schedule 3.1(n) of the Company Disclosure Schedule, there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "Actions") pending, or to the best knowledge of the Company and the Stockholders, threatened against the Company nor, to the best knowledge of the Company and the Stockholders , any basis therefor, whether at law or in equity, or before or by any Federal, state, local, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority"), (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company or (iii) disputes with customers or vendors. There are no Actions pending or, to the best knowledge of the Company and the Stockholders, threatened, nor, to the best knowledge of the Company and the Stockholders, any basis therefor, with respect to (A) the current employment by, or association with, the Company, or future employment by, or association with, Parent or the Surviving Corporation, of any of the present officers or employees of or consultants to the Company (collectively, the "Designated Persons") or (B) the use, in connection with any business presently conducted or proposed to be conducted by the Company or the Surviving Corporation, of any information, techniques or processes presently utilized or proposed to be utilized by the Company, Parent, the Surviving Corporation or any of the Designated Persons, that the Company, Parent, the Surviving Corporation or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information. The Company has delivered to Parent all material documents and correspondence relating to such matters referred to in Section 3.1(o) of the Company Disclosure Schedule (including, in the case of clause (iii) of the first sentence of this
      Section 3.1(o), any correspondence evidencing material customer dissatisfaction with the Company or its products or services).

                (p) Accounts and Notes Receivable. There are no accounts receivable or notes receivable owing to the Company as of the date hereof.

                (q) Accounts and Notes Payable. There are no accounts payable or notes payable by the Company to third parties as of the date hereof.
  As of the Closing, all accounts payable and notes payable by the Company to third parties will have arisen in the ordinary course of business, and, except as set forth in Section 3.1(q) of the Company Disclosure Schedule, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already
                        --------------------------
      disclosed in Section 3.1(q) of the Company Disclosure Schedule.

                (r) Compliance; Governmental Authorizations. The Company has complied and is presently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business (including, without limitation, laws, ordinances, regulations and orders applicable to labor, employment and employment practices, terms and conditions of employment and wages and hours). The Company has all Federal, state, local and foreign governmental authorizations, consents, approvals, licenses and permits necessary in the conduct of its business as presently conducted or as proposed to be conducted, such authorizations, consents, approvals, licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of the Company and the Stockholders, threatened to revoke or limit any thereof. Section 3.1(r) of the Company Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which the Company is operating or bound, the Company is not in default or alleged to be in default under any thereof and the Company has furnished to Parent true and complete copies thereof. None of such authorizations, consents, approvals, licenses and permits shall be affected in any material respect by the Merger or the transactions contemplated hereby.

                (s) Environmental Matters. The Company currently is and at all times has been in material compliance with all Federal, state and local laws, ordinances, regulations and orders relating to the protection of the environment applicable to its properties, facilities or operations.
                        ---------------------

                (t)     Labor Relations; Employees.

                (i) Except for the Founders, there are currently no, and since the Company's inception there have not been any, employees of the Company.

                (u)     Employee Benefit Plans and Contracts.

                (i) There are no "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company and any Employee, but excluding workers' compensation, unemployment compensation, other government-mandated programs and the Company's salary and wage arrangements) currently or previously maintained, contributed to or entered into by the Company or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which the Company or any ERISA Affiliate thereof has any present or future material obligation or liability (the "Employee Plans"). For purposes of the preceding sentence, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations", as defined in Section 414(b) of the Code, (B) a group of entities under "common control", as defined in Section 414(c) of the Code or (C) an "affiliated service group", as defined in Section 414(m) of the Code or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company. For purposes of Section 3.1(u), "Employee" means any common law employee, consultant or director of the Company.

                (ii) There are no employment, severance or other similar contracts, arrangements or policies or plans or arrangements (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits entered into, maintained or contributed to, as the case may be, by the Company on behalf of any Employee or covering any Employee or former Employee or under which the Company or any ERISA Affiliate has any present or future obligation or liability.

                (v) Insurance. The Company does not and has not since its inception maintained or held any policies of liability, theft, fidelity, fire, product liability, errors and omissions, workmen's compensation, indemnification of directors and officers or other similar forms of insurance.
                        ---------

                (w) Bank Accounts; Powers of Attorney. Section 3.1(w) of the Company Disclosure Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof.
                        ---------------------------------

                (x) Brokers. The Company has not, nor have any of its officers, directors, securityholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated hereby.
                        -------

                (y) Related Transactions. Except as set forth on Schedule 3.1(x) of the Company Disclosure Schedule, no current or former director, officer or securityholder of the Company that is an affiliate of the Company or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or has been since the inception of the Company, a party to any transaction with the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated stockholder of the Company or associate thereof), or the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company.

                (z) Customers. Since its inception, the Company has not had any customers.

                (aa) Minute Books. The minute books of the Company provided to Parent for review contain a complete summary of all meetings of and actions by directors and stockholders of the Company from the time of its incorporation to the date of such review and reflect all actions referred to in such minutes accurately in all material respects.
                        ------------

                (bb) Business Generally. There have been no events or transactions, or information which has come to the attention of the Company or any officer, director, incorporator or key employee thereof that could reasonably be expected to have a Company Material Adverse Effect, and the Company is not obligated under any contractor agreement or subject to any Charter or other corporate restriction which could have a Company Material Adverse Effect.
                        ------------------

                (cc) Board Approval. The Board of Directors of the Company has unanimously (i) approved this Agreement, the Merger and each of the Related Agreements to which the Company is a party and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders of the Company and (iii) recommended that the stockholders of the Company approve the Merger in accordance with the Agreement of Merger and the Delaware Statute.

                (dd) Business Plan. Attached hereto as Schedule 3.1(dd) is a copy of the current business plan of the Company (the "Business Plan").
                        -------------

                (ee) Vote Required. The affirmative vote of at least a majority of the outstanding shares of Company Common Stock approving this Agreement, the Merger and the Agreement of Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the Agreement of Merger and the transactions contemplated hereby and thereby.
                        -------------

                (ff) Information Supplied. None of the information supplied or to be supplied by the Company or the Stockholder for inclusion or incorporation by reference in the Stockholders' Materials will, at the dates mailed to the Stockholder and at the effective date of the Stockholder Action, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Stockholders' Materials will comply as to form in all material respects with the provisions of all applicable laws, rules and regulations of all Governmental Authorities.

                (gg) Disclosure. Neither Section 3.1 of this Agreement (including the Company Disclosure Schedule) nor any document, written information, statement, financial statement, certificate or exhibit furnished or to be furnished to Parent or Acquisition Sub by or on behalf of the Company or any securityholder pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

                (hh) Knowledge Definition. As used in this Article III, the term "best knowledge" and like phrases shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent business person (including the officers, directors, and key employee) could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any officer, director, or key employee of the Company shall be imputed to be the knowledge of the Company.

          3.2 Several Representations and Warranties of the Stockholders. The Stockholder represents and warrants to Parent, Acquisition Sub and the Company with respect to herself as follows:
                  -----------------------------------------------------------

                (a) Title; Absence of Certain Agreements. The Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to all of the shares of Company Common Stock, with the full power and authority to vote such Company Common Stock and transfer and otherwise dispose of such Company Common Stock, and any and all rights and benefits incident to the ownership thereof free and clear of all Encumbrances, and there are no agreements or understandings between the Stockholder and the Company and/or any other person with respect to the voting, sale or other disposition of Company Common Stock or any other matter relating to Company Common Stock.

                (b) Authority - General.  The  Stockholder has full and absolute power and authority to enter into this Agreement and, if applicable, each Related Agreement being executed and delivered by the Stockholder simultaneously herewith and this Agreement and each Related Agreement to which the Stockholder is a party; and this Agreement and each Related
      Agreement to which the Stockholder is a party has been duly executed and delivered by the Stockholder, and is the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. Neither the execution, delivery and performance of this Agreement and each Related Agreement to which the Stockholder is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by the Stockholder with any of the provisions hereof or thereof will (i) (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both),
      (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of the Company (or against any Company Common Stock, Parent capital stock or common stock of the Surviving Corporation), under any term, condition or provision of (x) any agreement or instrument to which the Stockholder is a party, or by which the Stockholder or any of his or its properties, assets or rights may be bound or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Stockholder or any of his or its properties, assets or rights, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Agreement of Merger or any Related Agreement to which the Stockholder is a party. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule (which, if so disclosed shall have been effectively made or obtained (as the case may be) on or prior to the Closing, unless otherwise waived by Parent) no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Stockholder of this Agreement, each Related Agreement to which the Stockholder is a party or the consummation by the Stockholder of the transactions contemplated hereby or thereby.

                (c)     Investment Representations.  The Stockholder:

                (i) is acquiring the Merger Shares being issued to the Stockholder for investment and for the Stockholder's own account and not as a nominee or agent for any other person and with no present intention of distributing or reselling such shares or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws;

                (ii) understands (A) that the Merger Shares to be issued to her have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the investment intent of such Stockholder as expressed herein, (B) that such Merger Shares must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available,
      (C) that Parent is under no obligation to so register such Merger Shares and (D) that the certificates evidencing such Merger Shares will be imprinted with a legend in the form set forth in Section 7.2(b) that prohibits the transfer of such shares, except as provided in Section 7.2;
                (iii) has been furnished with, and has read and reviewed, the Parent SEC Documents;
                (iv) has had an opportunity to ask questions of and has received satisfactory answers from the officers of Parent or persons acting on
Parent's behalf concerning Parent and the terms and conditions of an investment in Parent Preferred Stock or Parent Common Stock issuable upon conversion thereof;
                (v) is aware of Parent's business affairs and financial condition and has acquired sufficient information about Parent to reach an informed and knowledgeable decision to acquire the Merger Shares to be issued to her;
                (vi) can afford to suffer a complete loss of her investment in such Merger Shares;

             (vii) is familiar with the provisions of Rule 144 promulgated under the Securities Act which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain circumstances which require among other things: (A) the availability of certain public information about the issuer, (B) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable and (C) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act);

             (viii) understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk;
                (ix) has either alone or together with the Stockholder's "Purchaser Representative" (as such term is defined in Rule 501(h), as promulgated under the Securities Act) as to each such Purchaser, a "Purchaser Representative"), such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risk of acquiring and holding shares of Parent Preferred Stock or Parent Common Stock issuable upon conversion thereof; and (x) the Stockholder is an
     "accredited investor" within the meaning of Rule 501(a) under the Securities Act or if the Stockholder has identified that such Stockholde is being advised by a Purchaser Representative in connection with the transactions contemplated hereby.

             (d) Brokers. No Stockholder has, nor have any of their officers, directors, securityholders or employees (if any) employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby. (e) Absence of Claims. The Stockholder hereby represents and warrants that in her capacity as a stockholder she has no knowledge of any claims that she may have against the Released Parties (as defined in Section 5.2 hereof). (f) Accuracy of Representations and Warranties of the Company. To the best knowledge of the Stockholder, the representations and warranties of the Company set forth in
                Section 3.1 are true, correct and complete in all material respects and the Company is not in breach or violation thereof.
                (g) Representation by Legal Counsel. The Stockholder has been advised by legal counsel in connection with the negotiation, execution and delivery of this Agreement and the Related Agreements and the performance of the transactions contemplated hereby an thereby.

     3.3 Several Representations and Warranties of the Founders. Each of the Founders severally (and not jointly) represents and warrants to Parent, Acquisition Sub and the Company, with respect to himself or herself, as follows:

                  ------------------------------------------------------

     (a) Accuracy of Representations and Warranties of the Company. Such Founder has carefully read and reviewed this Agreement and the Schedules and Exhibits hereto and to the best knowledge of such Founder, all representations and warranties of the Company set forth in Section 3.1 hereof are true, correct and complete in all material respects and the Company is not in breach or violation thereof.


     (b) Employment of Founders. Neither the (i) current employment by, or association with, the Company, or future employment by, or association with, Parent or the Surviving Corporation of such Founder, or (ii) use, in connection with any business presently conducted or proposed to be conducted by the Company, Parent or the Surviving Corporation, of any information or techniques presently utilized or proposed to be utilized by the Company, Parent, the Surviving Corporation or such Founders, violates, conflicts with, breaches or is prohibited under, or would violate, conflict with, breach or be prohibited under, any agreements or arrangements between such Founder and any other person obtained on a confidential basis from third parties, trade secrets or confidential or proprietary information.

     3.4 Representations and Warranties of Parent and Acquisition Sub. Parent and Acquisition Sub represent and warrant to the Company as follows:

                  ------------------------------------------------------------
                (a) Organization; Good Standing; Qualification and Power. Each of Parent and Acquisition Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and
      (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Parent has delivered to the Company true and complete copies of the Charter and by-laws of each of Parent and Acquisition Sub.

                (b) Capital Stock. Parent's Quarterly Report on Form 10-Q filed with the SEC with respect to the fiscal quarter ended March 31, 1999 (the "Form 10-Q"), sets forth a true and complete description of the authorized and outstanding shares of capital stock of Parent as of such date. Parent has duly authorized and reserved for issuance the Merger Shares, and, when issued in accordance with the terms of Article II, the Merger Shares will be validly issued, fully paid and nonassessable and free of preemptive rights (other than any Parent Rights which may be issued). Parent owns all the outstanding shares of capital stock of Acquisition Sub, and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights.

                (c) Authority. The execution, delivery and performance by Parent of this Agreement and each of the Related Agreements to which it is a party and the execution, delivery and performance of this Agreement and the Agreement of Merger by Acquisition Sub and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, respectively. This Agreement and each of the Related Agreements to which Parent is a party are valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms; and this
      Agreement and the Agreement of Merger are the valid and binding obligations of Acquisition Sub, enforceable against Acquisition Sub in accordance with their respective terms. Neither the execution, delivery and performance by Parent of this Agreement and the Related Agreements to which Parent is a party, the execution, delivery and performance of this Agreement and the Agreement of Merger by Acquisition Sub, nor the consummation of the transactions contemplated hereby or thereby, will in any material respect (A) conflict with, (B) result in any material violations of, (C) cause a material default under (with or without due notice, lapse of time or both), (D) give rise to any material right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, (E) result in the creation of any material Encumbrance on or against any assets, rights or property of Parent or Acquisition Sub, as the case may be, under any term, condition or provision of (x) any material instrument or agreement to which Parent or Acquisition Sub is a party, or by which Parent or Acquisition Sub or any of their respective properties, assets or rights may be bound, (y) any material law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Parent or Acquisition Sub or any of their respective properties, assets or rights or (z) Parent's or Acquisition Sub's Charter or by-laws, as amended through the date hereof, respectively, in each case, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Agreement of Merger or any Related Agreement to which Parent or Acquisition Sub is a party. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Parent or Acquisition Sub of this Agreement, the Agreement of Merger (in the case of Acquisition Sub) or the Related Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby, other than (i) the filing with the SEC of such reports and information under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby,
      (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing of the Agreement of Merger with the Secretary of State of the State of
      Delaware and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would materially impair the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger (each of the actions reflected in clauses (i), (ii) and (iii) to be taken by Parent).
                (d)     SEC Documents.
                (i) Parent has furnished or made available to the Company a correct and complete copy of the Form 10-Q, Parent's Annual Report on Form 8-K for the year ended December 31, 1998 and each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after the date of filing of the Form 10-Q which are all the documents (other than preliminary material) that Parent was required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act on or after the date of filing with the SEC of the Form 10-Q (collectively, the "Parent SEC Documents"). As of their respective filing dates, or in the case of registration statements, their respective effective dates, none of the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Parent SEC Documents complied when filed, or in the case of registration statements, as of their respective effective dates, in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.
                (ii) The financial statements (including the notes thereto) of Parent included in the Form 10-Q for the fiscal quarter then ended, complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto) and fairly present the financial position of Parent as at the dates thereof and the results of their operations, stockholders' equity and cash flows for the period then ended.
                (e) Brokers. Neither Parent, Acquisition Sub, nor any of their respective officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders'
 fees in connection with the transactions contemplated hereby.
                        -------
ARTICLE 4

                              RELATED AGREEMENTS
          4.1 Related Agreements. Simultaneously with the execution and delivery of this Agreement, the following agreements (such agreements, being herein collectively referred to as the "Related Agreements") are being executed and delivered by the respective parties thereto: (a) Escrow Agreement. Each of Parent, the Stockholder and the Escrow Agent are entering into the Escrow Agreement. (b) Employment Agreement. The Company is entering into an Employment Agreement with William Zanker in the form of Exhibit C attached hereto,, pursuant to which, among other things, William Zanker will become an employee of Parent or the Surviving Corporation. (c) Repurchase Agreement. The
                Company is entering into a Repurchase Agreement with the Stockholder in the form of Exhibit D attached hereto,, pursuant to which, among other things, the Company will have the option to repurchase the Merger Shares under circumstances set forth therein.
ARTICLE 5

                      STOCKHOLDER AND FOUNDER AGREEMENTS
          5.1     Affiliate Agreement.
                (a) The Stockholder may be deemed to be an "affiliate" of the Company within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, Accounting Series Release No. 135 and Staff Accounting Bulletin No. 76 of the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission thereof. If the Stockholder were to be deemed an "affiliate" of the Company, the Stockholder's ability to sell, exchange, transfer, pledge or otherwise dispose of Merger Shares may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The Stockholder understands that such exemptions are limited and has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the transfer of such securities of Rules 144 and 145(d) promulgated under the Securities Act.
                (b) The Stockholder hereby covenants and agrees that the Stockholder shall not offer, sell, exchange, transfer, pledge or otherwise dispose of any Merger Shares, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Parent being herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities unless at such time either:
                     (i) such transaction shall be permitted pursuant to the provisions of Rule 144 or Rule 145, as applicable, promulgated under the Securities Act;

                     (ii) counsel representing the Stockholder, reasonably satisfactory to Parent, shall have advised Parent in a written opinion letter reasonably satisfactory to Parent, that no registration under the Securities Act is required in connection with the proposed transaction;

                     (iii) a registration statement under the Securities Act covering the Merger Shares proposed to be sold, exchanged, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer, exchange or other disposition, and containing a current prospectus, shall have been filed with the SEC and become effective
                      under the Securities Act; or
                     (iv) an  authorized  representative  of the SEC shall  have rendered written advice to the Stockholder (sought in writing by the Stockholder or counsel to the Stockholder, with copies thereof and of all other related communications delivered to Parent) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or other disposition of such Merger Shares if consummated. (c) The Stockholder also understands and agrees that Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Merger Shares owned by the Stockholder but not as to certificates for such Merger Shares as to which the legend set forth in Section 7 is no longer required. (d) The Stockholder shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any offer, sale, exchange, transfer, pledge or other disposition of Merger Shares beneficially owned by the Stockholder. (e) From and after the Effective Time and for so long as necessary in order to permit the Stockholder to sell Merger Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent shall use reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 promulgated by the SEC under the Securities Act (or, if applicable, Parent shall use reasonable efforts to make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the Stockholder to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, Merger Shares beneficially owned by the Stockholder.
          5.2 Stockholder Release. Effective as of the Effective Time and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Stockholder (the "Releasor") on her behalf and on behalf of her (i) heirs, executors, administrators, agents, successors and assigns, attorneys, employees, (the "Releasor Persons"), as applicable, hereby releases, waives and discharges the Company, Parent and Acquisition Sub and their respective officers, directors, stockholders, agents, successors and assigns (collectively, the "Released Parties"), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, known or unknown, in law or equity (each a "Claim" and collectively, the "Claims") arising from the Releasor's relationship with the Company prior to and including the date hereof or the Releasor's status as a stockholder, director, officer or employee of the Company prior to and including the date hereof; provided, however, that the Releasor does not release the Released Parties from any claims in connection with any breach by the Released Parties of this Agreement or the Related Agreements. ARTICLE 6

                        CLOSING ACTIONS; DELIVERABLES
          6.1 Actions Being Taken At Or Prior to Closing. The following actions are being taken at or prior to the Closing:
                  ------------------------------------------
                (a) Stockholder Approval; Agreement of Merger. This Agreement and the Merger shall have been duly and validly approved and adopted by the stockholders of the Company in accordance with the Delaware Statute and the Company's Charter and By-laws, and the Agreement of Merger shall have been executed and delivered by Acquisition Sub and the Company and filed with and accepted by the Secretary of State of the State of Delaware.
                        -----------------------------------------
                (b) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.
                        ---------
                (c) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or other Governmental Authority and remain in effect. (d) Legislation. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement.
          6.2 Deliverables to Parent and Acquisition Sub. The following documents and other items are being delivered to Parent and Acquisition Sub at the Closing: (a) Delivery of Certificates. The Old Certificates, in the manner and otherwise in accordance with Section 2.2 hereof, are being delivered to Parent.
                (b) Opinion of the Company's Counsel. A favorable opinion dated the Closing Date is being delivered by Swidler, Berlin, Shereff Freidman LLP, counsel to the Company, in favor of Parent and Acquisition Sub, in form and substance reasonably satisfactory to Parent and Acquisition Sub. (c) Consents and Approvals. Duly executed copies of all consents and approvals contemplated by this Agreement or the Company Disclosure Schedule, in form and substance satisfactory to Parent and Acquisition Sub, are being delivered by the Company.
                (d) Government Consents, Authorizations, Etc. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Company and the Stockholders of this Agreement, the Agreement of Merger and the Related Agreements and the
                consummation by the Company and the Stockholder of the transactions contemplated hereby, are being delivered by the Company. (e) Company Expenses. A true, correct and complete schedule (the "Schedule of Expenses") of all Company Expenses paid or incurred by or on behalf of the Company through the Closing Date, accompanied by a certificate signed by the Chief Financial Officer of the Company certifying the accuracy and completeness thereof, is being delivered by the Company; and the Company is furnishing evidence satisfactory to Parent and Acquisition Sub that the Company has paid the amount of Company
      Expenses.
                (f) Company Expenses Release. A written instrument in form and substance reasonably satisfactory to Parent and Acquisition Sub is being delivered by each third party identified on the Schedule of Expenses (i) acknowledging that upon receipt by each such party in the ordinary course following the Effective Time after presentation of detailed statements thereof of the respective amounts set forth therein (each, a "Stated Amount"), such payment will constitute full payment of all fees and expenses of such party constituting Company Expenses and (ii) releasing Parent, Acquisition Sub, the Surviving Corporation and their Affiliates from any liabilities or obligations in respect of the payment of any fees and expenses that are or may be characterized as Company Expenses other than the Stated Amounts (and concurrently with the payment of the Stated Amounts all liability with respect thereto shall be deemed so released).
                (g) Resignation of Directors. Resignations are being delivered by each of the directors and officers of the Company immediately prior to the Effective Time, effective as of the Effective Time.
                (h) Officer's Certificates. Certain officers' certificates are being delivered by the Company.
          6.3 Deliverables to Company. The following documents and other items are being delivered to the Company at the Closing:
                  -----------------------
                (a)     Government Consents, Authorizations, Etc.  Copies of
 all consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by Parent and Acquisition Sub of this Agreement, the Agreement of Merger and the Related Agreements and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby or thereby, are being delivered by Parent.
                        -----------------------------------------
                (b) Purchase Price. The delivery of the New Certificates (representing the Merger Shares (other than the Escrow Shares)) and the cash consideration deliverable at the Effective Time in the manner and otherwise in accordance with Article II hereof (and concurrent delivery of Escrow Shares to the Escrow Agent in accordance with Section 2.2 hereof), are being made by
Parent.
                        --------------
                (c)     Related Agreements.  Each of the Related Agreements
is being delivered by Parent to the extent that it is required or contemplated by the parties hereto to be a party to any Related Agreement.
                        ------------------
ARTICLE 7

                            ADDITIONAL AGREEMENTS
          7.1     Restriction on Transfer.
                (a) The shares of Parent Preferred Stock to be issued to each Stockholder at the Effective Time pursuant to the Merger and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 7.1, which conditions are intended to insure compliance with the provisions of the Securities Act. Each Stockholder shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by the Stockholder.
                (b) Each certificate representing Restricted Securities issued to a Stockholder and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 7.1(c) and 7.1(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE  SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE BEEN ACQUIRED FOR
      INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTIONS 5.1 AND 7.2 OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG GHS, INC., CONCEPT ACQUISITION CORPORATION AND
      CONCEPT DEVELOPMENT, INC. AND THE OTHER SIGNATORIES THERETO AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH
      CONDITIONS, GHS HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF GHS, INC."
                (c) Each Stockholder agrees, prior to any Transfer of Restricted
      Securities, to give written notice to Parent of such Stockholder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 7.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to Parent, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel (if other than Swidler, Berlin, Shereff Friedman LLP) shall be reasonably satisfactory to Parent) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act. The holder thereof shall thereupon, with the written consent of Parent, be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Parent. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 7.1(b) unless (x) in such opinion of counsel of Parent registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Parent shall have waived the requirement of such legends. No Stockholder shall Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Parent or unless such opinion is not required in accordance with the provisions of this Section 7.1(c)).
                (d)  Notwithstanding  the  foregoing  provisions of this Section
      7.1, the restrictions imposed by this Section 7.1 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective
      registration   statement   under  the   Securities  Act  or  as  otherwise
      contemplated by Section 7.1(c) and, pursuant to Section 7.1(c), the securities so transferred are not required to bear the legend set forth in
      Section 7.1(c) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to Rule 144 or Rule 145, as applicable. Whenever the restrictions imposed by this Section 7.1 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Parent, without expense, a new certificate not bearing the restrictive legend set forth in Section 7.1(b) and not containing any other reference to the restrictions imposed by this Section 7.1.
                (e) Each Stockholder  understands and agrees that Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by such Stockholder but not as to certificates for such shares of Parent Preferred Stock as to which the legend set forth in paragraph (b) of this Section 7.1 is no longer required because one or more of the conditions set forth in Section 7.1(d) shall have been satisfied. 7.2 Disclosure of Information; Non-Competition. Each of the Founders and the Stockholder acknowledges and recognizes that the Subject Business has been conducted or is currently planned to be conducted by the Company throughout the world, and further acknowledges  and  recognizes  the  highly  competitive  nature of the industry in which the Subject Business is involved and that, accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and the direct and indirect benefits to each of the Founders and the Stockholder of the transactions contemplated hereby, and in consideration of and as an inducement to Parent and Acquisition Sub to enter into to this Agreement and to consummate the transactions contemplated hereby:
                (a) From and after the date  hereof,  no Founder or  Stockholder shall use or disclose to any Person, except as required by law or judicial process, any Confidential Information (as defined below), for any reason or purpose whatsoever, nor shall he or she make use of any of the Confidential Information for his or her own purposes or for the benefit of any Person except Parent and the Surviving Corporation. For purposes of this Agreement, "Confidential Information" shall mean Intellectual Property Rights of the Company, the Surviving Corporation or Parent or its Affiliates or the Subject Business and the terms and provisions of this Agreement (other than information that is in the public domain at the time of receipt thereof by such Stockholder, or otherwise becomes public other than as a result of the breach by such Stockholder of his or her agreement hereunder or is rightfully received from a third party without any obligation of confidentiality to Parent or the Company or is independently developed by such Stockholder). As used herein, the term "Subject Business" shall mean any business conducted anywhere in the world of the type and character of business engaged in by Parent or the Surviving Corporation.
                (b) Each of the  Founders and the  Stockholder  shall not during the three-year period commencing at the Effective Time within the United States or any other country in which Parent or a licensee of Parent is then operating or preparing to operate, directly or indirectly, own, manage, operate, join, control, be employed by, perform consulting services for, or participate in the ownership, management, operation or control of, or be connected in any manner with, any business or operation (other than by way of working for an affiliate of any such business or operation which is not itself involved in any such business or operation) of the type, character and content engaged in by the Company.
                                   ARTICLE 8

                               INDEMNIFICATION
          8.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:
                (a) "Affiliate" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person. (b) "Event of Indemnification" shall mean the following:
                (i) the untruth, inaccuracy or breach of any representation or warranty of the Company, the Stockholder or the Founders (including the fact and circumstances underlying such untruth, inaccuracy or breach) contained in Sections 3.1, 3.2 and 3.3 of this Agreement, or in the Company Disclosure Schedule, any Exhibit or Schedule hereto or any document delivered in connection herewith;
                (ii) the breach of any agreement or covenant of the Company or the Stockholders contained in this Agreement, the Related Agreements or in the Company Disclosure Schedule, any Exhibit hereto or any document delivered in connection herewith;
                (iii)         any claim, demand, liability or obligation of any
e
Company arising after the Closing Date under contracts and agreements entered into prior to the Closing Date that are disclosed on the Company Disclosure Schedule; or
                (iv) any claim, demand, liability or obligation sustained or suffered by the Company, Parent or the Surviving Corporation, or any of them, arising from or in connection with (A) the action of the Stockholders required to approve the transactions contemplated by this Agreement, the Agreement and the Related Agreements, or (B) any assertion of impropriety by any Stockholder against the Company, Parent or the Surviving Corporation, or any of them, with respect to any actions or transactions of or involving the Company prior to or at the Effective Time (including, without limitation, the actions and transactions contemplated by this Agreement, the Agreement of Merger and the Related Agreements).
                (c) "Indemnified Persons" shall mean and include Parent, Acquisition Sub and the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing.
                         -------------------
                (d) "Indemnifying Persons" shall mean and include (A) prior to Closing, the Company and each of the Stockholders and its or his respective successors, assigns, heirs and legal representatives and estates, as the case may be and (B) on and after the
                Closing, each of the Stockholders and its or his respective successors, assigns, heirs and legal representatives and estates, as the case may be. (e) "Losses" shall mean any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys' and accountants' fees), assessments, Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 8.2 hereof.
          8.2 Indemnification Generally. The Indemnifying Persons shall severally indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification.
                  -------------------------
          8.3 Assertion of Claims. No claim shall be brought under Section 8.2 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Stockholder (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to
Section 8.4 of any third party claim, the existence of which might give rise to such a claim but the failure so to provide such notice to the Stockholder will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under Section 8.2 hereof.
          8.4 Notice and Defense of Third Party Claims. Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:
                  ----------------------------------------
                (a) The Indemnified Persons shall promptly give written notice to the Stockholders' Committee of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the Stockholders' Committee will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).
                (b) The Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims. The Stockholders' Committee and the Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.
          8.5 Survival of Representations and Warranties. Subject to the further provisions of this Section 8.5, the representations and warranties of the Parent and Acquisition Sub shall be deemed to be a condition to the Merger and shall survive the Effective Time for one year and the representations and warranties made by the Company in Section 3.1, the Stockholders in Section 3.2 and the Founders in Section 3.3 hereof shall survive the Effective Time for one year; provided, however, that the representations and warranties set forth in Section 3.1(h) (Tax Matters) shall survive for period of the applicable statute of limitations. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the "Survival Date." Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (including, without limitation, the Company Disclosure Schedule)
(i) are being given by the Company on behalf of the Stockholders and for the purpose of binding the Stockholders to the terms and provisions of this Article VIII and the Escrow Agreement, and as an inducement to Parent and Acquisition Sub to enter into this Agreement and to approve the Merger (and the Company acknowledges that Parent and Acquisition Sub have expressly relied thereon) and
(ii) are solely for the benefit of the Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, the Stockholders or anyone acting on behalf of any thereof) other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Company or the Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article VIII or otherwise.
ARTICLE 9

                                MISCELLANEOUS
          9.1 Expenses. As used in this Agreement, "Transaction Costs" shall mean, with respect to any party, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement, the Merger and all other transactions provided for herein and therein; but shall not in any event include general overhead; the time spent by employees of such party internally; postage, telephone, telecopy, photocopy and delivery expenses of such party; permit and filing fees; and other non-material expenses that are incidental to the ordinary course of business. Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby; provided, however, that in the event the Merger shall be consummated, Parent and Acquisition Sub shall bear all Transaction Costs of Parent and Acquisition Sub and the Stockholders shall bear all Transaction Costs of the Company, whether or not such fees and expenses have been paid by the Company on or before the Closing Date and whether or not such fees and expenses are reflected in the Company Disclosure Schedule or the Schedule of Expenses (such Transaction Costs of the Company being herein collectively referred to as the "Company Expenses").
          9.2 Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Exhibits attached hereto) and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto including, but not limited to, the Original Reorganization Agreement.
                  ----------------
          9.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.
                  --------------------
          9.4 Public Announcements. The parties hereto agree that, to the maximum extent feasible, but subject, in the case of Parent, to its public disclosure and, as to all parties, other legal and regulatory obligations, they shall advise and confer with each other prior to the issuance (and provide copies to the other party prior to issuance) of any public announcements, reports, statements or releases pertaining to the Merger; provided that the parties shall not disclose the purchase price of the Merger in any such public announcements.
          9.5     Notices.
      All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier, with confirmation as provided above addressed as follows: (a) if to Parent or Acquisition Sub, to:
                        GHS, Inc.
                        2400 Research Blvd.
                        Rockville, Maryland 20850
                        Attention:
                        Telecopier:  (301) 308-3254
                        with copies to:
                        Orrick, Herrington & Sutcliffe LLP
                        666 Fifth Avenue
                        New York, New York 10103
                        Attention:   Martin H. Levenglick, Esq.
                        Telecopier:  (212) 506-5151;
                (b)     if to the Company, to:
                        Concept Development, Inc.
                        20 Taconic Road
                        Millwood, New York  10546
                        Attention: William Zanker
                        Telecopier: (212) 967-6256;
                        with a copy to:
                        Swidler, Berlin, Shereff Friedman LLP
                        919 Third Avenue
                        New York, New York  10022-9998
                        Attention: Morris Orens, Esq.
                        Telecopier: (212) 891-9507

                (c)     if to the Founders, to:
                        20 Taconic Road
                        Millwood, New York  10546
                        Attention: William Zanker and Debbie Dworkin
                        Telecopier: (212) 967-6256;
                (d)     if to the Stockholder, at her address set forth on
Schedule 10.5 attached hereto;
or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery or telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.
          9.6     Counterparts.  This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.
                  ------------
          9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without regard to principles of conflicts of laws) except for those terms and conditions that specifically relate to Merger as described in Article I hereof, which shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware (without regard to principles of
                  -------------
conflicts of laws).
          9.8 Benefits of Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
          9.9  Pronouns.   As  used  herein,  all  pronouns  shall  include  the
          masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.
          9.10 Amendment, Modification and Waiver. This Agreement shall not be altered or otherwise amended except pursuant to (a) an instrument in writing signed by Parent and the Company prior to the Effective Date, if Article VII is not affected by such alteration or amendment and (b) an instrument in writing signed by (i) Parent, (ii) the Company and (iii) the Stockholders, if Article VII is affected thereby or the alteration or amendment occurs subsequent to the Effective Date; provided, however, that after the approval and adoption of this Agreement and the Merger by the Stockholders, no amendment of this Agreement shall be made which pursuant to the Delaware Statute or other law requires the further approval of the Stockholders; provided further, however, that any party to this Agreement may waive any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
     [Remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written. GHS, INC.

                                    By:___________________________
                                       Name:
                                       Title:

                                    CONCEPT ACQUISITION CORPORATION

                                    By:___________________________
                                       Name: Beth Polish
                                       Title: President

                                    CONCEPT DEVELOPMENT, INC.

                                    By:___________________________
                                       Name:
                                       Title:

                                    FOUNDERS:


                                    ---------------------------
                                       William Zanker

                                    ---------------------------
                                    Debbie Dworkin

                                    STOCKHOLDER:


                                    Debbie Dworkin

                               SCHEDULE 2.2(b)
                                ESCROW SHARES
                                     [*]
                                 SCHEDULE 3.2
                              STOCKHOLDER SHARES
             1 share of Company Common Stock owned by D. Dworkin
                               SCHEDULE 4.1(a)

                              COMPANY AFFILIATES
                                  D. Dworkin
                                  W. Zanker
                               SCHEDULE 6.2(e)
                             CONTINUING EMPLOYEES
                                  W. Zanker

                                SCHEDULE 10.5
                           STOCKHOLDERS' ADDRESSES
                               20 Taconic Road
                           Millwood, New York 10546
                                  EXHIBIT A
                         FORM OF AGREEMENT OF MERGER

                                  EXHIBIT B
                           FORM OF ESCROW AGREEMENT

                                  EXHIBIT C

                         FORM OF EMPLOYMENT AGREEMENT

                                  EXHIBIT D
                         FORM OF REPURCHASE AGREEMENT

*Confidential treatment has been requested for certain portions of this exhibit. Omitted positions have been filed separately with the Commission.

EXHIBIT 2(c)


                                          AGREEMENT  OF  MERGER  dated as of May
27, 1999, between CONCEPT ACQUISITION CORPORATION, a Delaware corporation ("Acquisition Sub"), and CONCEPT DEVELOPMENT, INC., a Delaware corporation (the "Company").

            The Boards of Directors of Acquisition Sub and the Company have each duly approved and adopted this Agreement, the Agreement and Plan of
Reorganization dated as of May 27, 1999, (the "Reorganization Agreement"), among, GHS, Inc. a Delaware corporation ("Parent"), Acquisition Sub, a wholly-owned subsidiary of Parent, the Company and the other parties thereto and the proposed merger of Acquisition Sub with and into the Company in accordance with this Agreement, the Reorganization Agreement and the Delaware General Corporation Law (the "Delaware Statute"), whereby, among other things, the issued and outstanding shares of common stock, no par value, of the Company (the "Company Common Stock"), will be exchanged and converted into the right to receive cash and shares of Series C preferred stock, $.01 par value, of Parent (the "Parent Preferred Stock") in the manner set forth in this Agreement and the Reorganization Agreement, upon the terms and subject to the conditions set forth in this Agreement and the Reorganization Agreement.
            NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Reorganization Agreement and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows: Article 1


                                  THE MERGER
      Section 1. The Merger. In accordance with the provisions of this Agreement, the Reorganization Agreement and the Delaware Statute, Acquisition Sub shall be merged with and into the Company (the "Merger"), which at and after the Effective Time (as defined in Article I, Section 2 hereof) shall be, and is sometimes herein referred to as, the "Surviving Corporation". Acquisition Sub and the Company are sometimes referred to as the "Constituent Corporations".
                        ----------
      Section 2. The Effective Time of the Merger. Subject to the provisions of the Reorganization Agreement, this Agreement shall be executed and delivered to and filed with the Secretary of State of the State of Delaware by each of the Constituent Corporations on the Closing Date in the manner provided under
Section 251 of the Delaware Statute. The Merger shall become effective (the "Effective Time") upon the filing of this Agreement with the Secretary of State of the State of Delaware and the issuance of a certificate of merger by the Secretary of State of the State of Delaware.
      Section 3. Effect of Merger. At the Effective Time the separate existence of Acquisition Sub shall cease and Acquisition Sub shall be merged with and into the Surviving Corporation, and the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations as provided in Section 251 of the Delaware Statute. Section 4. Charter and By- Laws of Surviving Corporation. From and after the Effective Time, (i) the Charter of Acquisition Sub shall be the Charter of the Surviving Corporation, unless and until altered, amended or repealed as provided in the Delaware Statute or the Charter, (ii) the by-laws of Acquisition Sub shall be the by-laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the Delaware Statute, the Charter or such by-laws, (iii) the directors of Acquisition Sub shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the Delaware Statute, the Charter and the by-laws of the Surviving Corporation, as applicable and (iv) the officers of the Acquisition Sub shall be the officers of the Surviving Corporation, unless and until removed, or until their terms of office shall have expired, in accordance with the Delaware Statute, the Charter and the by laws of the Surviving Corporation, as applicable.
      Section 5. Taking of Necessary Action. Prior to the Effective Time, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Reorganization Agreement and the Delaware Statute. Section
      6. Tax Free Reorganizations. For Federal income tax purposes, the parties intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section 368(a)(2)(E) of the Code.
                                 Article II -
                                       -
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES -
      Section 1. Total Consideration; Effect on Capital Stock. The entire consideration payable by Parent with respect to all outstanding shares of capital stock of the Company and for all options, warrants, rights, calls, commitments, agreements or arrangements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities (hereinafter collectively referred to as the "Fully Diluted Company Shares,") other than any capital stock of the Company owned or held by Parent or any Affiliate of Parent, shall be an aggregate of (A) [*] (the "Total Parent Share Amount") and (B) [*], (the "Aggregate Cash Consideration") in cash (the Aggregate Cash Consideration, together with the Total Parent Share Amount, being sometimes hereinafter collectively referred to as the "Aggregate Purchase Price"). For purposes of the calculation of the exchange ratio for Parent Preferred Stock under Article II, Section 1(c)(i), it is assumed that the number of Fully Diluted Company Shares is one (1) (the "Fully Diluted Company Share Amount"). At the Effective Time, subject and pursuant to the terms and conditions of this Agreement and the Reorganization Agreement, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock or options to purchase capital stock of the Constituent Corporations: (a) Capital Stock of Acquisition Sub. Each issued and outstanding share of common stock, $.01 par value per share, of Acquisition Sub shall be converted into one share of common stock, $.01 par value per share, of the Surviving Corporation; (b) Cancellation of Certain Shares of Company Stock. Each share of capital stock of the Company that is authorized but unissued shall cease to exist and no Parent Preferred Stock or other consideration shall be delivered in exchange therefor. (c) Exchange of Company Stock. Subject to
Article II, Section 2 hereof, each share of Company Common Stock issued and outstanding at the Effective Time, including all accrued and unpaid dividends thereon, shall be exchanged and converted into the right to receive:
                (i) [*]which are deliverable at the Closing and are subject to the repurchase rights set forth in the Repurchase Agreement; and
                (ii)    [*]
For convenience of reference, the shares of Parent Preferred Stock to be issued upon the exchange and conversion of Company Common Stock in accordance with this
Section 2.1(c) are sometimes hereinafter collectively referred to as the "Merger Shares".
(d) Shares of Dissenting Shareholders. Each issued and outstanding share of Company Stock held by a Dissenting Stockholder, if any, shall not be exchanged and converted as described in Article II, Section 1(c) hereof but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the Delaware Statute; provided, however, that each share of Company Stock issued and outstanding at the Effective Time and held by a Dissenting Stockholder who or which shall, after the Effective Time, withdraw his or its demand for appraisal or lose or fail to perfect his or its right of appraisal as provided in the Delaware Statute shall be deemed, as of the Effective Time, to be exchanged and converted into Parent Preferred Stock as provided in Article II, Section 2(d), without interest. After the Effective
Time, as provided in Section 262 of the Delaware Statute, no Dissenting Stockholder will be entitled to vote the shares of Company Common Stock subject to such Dissenting Stockholder's demand for appraisal for any purpose or be entitled to the payment of dividends or other distributions on such shares. The Company shall give Parent prompt notice of any demands received by the Company for fair value of such Company Stock, and Parent shall have the right to participate in all the negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment (except to the extent that any such payment is pursuant to a court order) with respect to, or settle or offer to settle, any such demands.
      Section 2.        Escrow Deposit; Exchange of Certificates.
                  (a) Escrow Agreements. At the Effective Time, the Stockholder, Parent and State Street Bank and Trust Company (the "Escrow Agent") shall enter into an escrow agreement in the form of Exhibit B to the Reorganization Agreement (the "Escrow Agreement"). The Escrow Agreement is being entered into for the purpose of securing the indemnification obligations of the Stockholders under Article VII of the Reorganization Agreement. (b) Escrow Deposit. At the Effective Time, Parent shall cause to be deposited with the Escrow Agent (i) [*] ("Escrow Shares") and (ii) three stock powers duly endorsed in blank for transfer on behalf of the stockholder, and the stockholder by her execution and delivery of the Reorganization Agreement authorizes and directs Parent to make such deposit on her behalf. (c) Procedure for Exchange. Immediately following the Effective Time, Parent shall deliver to the Stockholder, other than Parent or any subsidiary of Parent, of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (each, an "Old Certificate") a certificate (a "New Certificate") representing that number of Merger Shares (other than the Escrow Shares) which such holder has the right to receive pursuant to Article II, Section 1(c)(i) with respect to such Old Certificate against receipt by Parent of (i) such Old Certificate for cancellation and (ii) an executed letter of transmittal, and the Old Certificate so surrendered shall forthwith be canceled (the certificates representing the Escrow Shares having therefore been deposited on behalf of the Stockholder into escrow as contemplated by Article II, Section 2(b). In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, a New Certificate representing the proper number of shares of Parent Preferred Stock may be issued to a transferee if the Old Certificate representing such Company Common Stock is presented to Parent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock or other transfer taxes have been paid. Until surrendered as contemplated by Article II, Section 2, each Old Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender, New Certificates representing Merger Shares (other than the Escrow Shares) as contemplated by Article II, Section 1(c)(i), without interest. All Escrow Shares shall be held by, and distributed in accordance with, the terms and provisions of the Escrow Agreement.
                  (d) No Further Ownership Rights in Company Stock. All Shares of Parent Preferred Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. If, after the Effective Time, any Old Certificate is presented to the Surviving Corporation for any reason, such Old Certificate shall be canceled and exchanged as provided in this Article II.
                  (e) No Liability. None of Parent, Acquisition Sub or the Company shall be liable to any holder of shares of Company Common Stock or Parent Preferred Stock, as the case may be, for shares (or dividends or distributions with respect thereto) of Parent Preferred Stock to be issued in exchange for Company Common Stock pursuant to this Article II, Section 2, if, on or after the expiration of six months following the Effective Time, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
                  (f) Lost, Stolen or Destroyed Company Certificates. In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit to that effect by the person claiming such Old
Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such Old Certificate, Parent will issue in exchange for such lost, stolen or destroyed Old Certificate the Merger Shares and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.
                                 Article III

                                MISCELLANEOUS
     Section 1. Entire Agreement. This Agreement and the Reorganization Agreement (including the Company Disclosure Schedule and the Exhibits attached thereto) and the other writings referred to therein contain the entire agreemen among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto including, but not limited to, the Original Reorganization Agreement.
                        ----------------
     Section 2. Notices. All notices or other communications which ar required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier, with confirmation as provided above addressed as follows:
                        -------
      (i)   if to Parent or Acquisition Sub, to:
                        GHS, Inc.
                        2400 Research Blvd.
                        Rockville, Maryland 20850
                        Attention:
                        Telecopier: (301) 308-3254
                        with copies to:
                        Orrick, Herrington & Sutcliffe LLP
                        666 Fifth Avenue
                        New York, New York 10103
                        Attention:   Martin H. Levenglick, Esq.
                        Telecopier:  (212) 506-5151;
                (b)     if to the Company, to:
                        Concept Development, Inc.
                        20 Taconic Road
                        Millwood, New York  10546
                        Attention: William Zanker
                        Telecopier: (212) 967-6256;
                        with a copy to:
                        Swidler, Berlin, Shereff Friedman LLP
                        919 Third Avenue
                        New York, New York  10022-9998
                        Attention: Morris Orens, Esq.
                        Telecopier: (212) 891-9507
      Section 3. Counterparts. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.
                        ------------
      Section 4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without regard to principles of conflicts of laws) except for those terms and conditions that specifically relate to Merger as described in Article I of the Reorganization Agreement, which shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware (without regard to principles of conflicts of laws).
      Section  5.  Amendment,   Modification  and  Waiver.   The  Reorganization
Agreement shall not be altered or otherwise amended except pursuant to (a) an instrument in writing signed by Parent and the Company prior to the Effective Date, if Article VII of the Reorganization Agreement is not affected by such alteration or amendment and (b) an instrument in writing signed by (i) Parent,
(ii)  the   Company  and  (iii)  the   Stockholders,   if  Article  VII  of  the
Reorganization Agreement is affected thereby or the alteration or amendment occurs subsequent to the Effective Date; provided, however, that after the approval and adoption of this Agreement and the Merger by the Stockholders, no amendment of this Agreement shall be made which pursuant to the Delaware Statute or other law requires the further approval of the Stockholders; provided further, however, that any party to the Reorganization Agreement may waive any obligation owed to it by any other party under the Reorganization Agreement. The waiver by any party hereto of a breach of any provision of the reorganization Agreement shall not operate or be construed as a waiver of any subsequent breach.
            Remainder of this page intentionally left blank]
            IN WITNESS  WHEREOF,  each of the  parties  hereto  has caused  this
Agreement of Merger to be executed and delivered on its behalf as of the date first above written.




                                      CONCEPT ACQUISITION CORPORATION


By:
                                         Name: Beth Polish
                                         Title: President


                                      CONCEPT DEVELOPMENT, INC.


                                      By:
                                         Name:
                                         Title: